Exhibit 4.8





              RITE AID 401(k) DISTRIBUTION EMPLOYEES SAVINGS PLAN



               (Amended and Restated Effective January 1, 2001)



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                                  TABLE OF CONTENTS

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ARTICLE I        INTRODUCTION.................................................................1

ARTICLE II       DEFINITIONS..................................................................1

ARTICLE III      ADMINISTRATION...............................................................9
    3.1       Named Fiduciary.................................................................9
    3.2       Power of the Employer to Name an Independent Fiduciary.........................10
    3.3       Administrator..................................................................10
    3.4       Funding Agent..................................................................12
    3.5       Funding Policy.................................................................12
    3.6       Claims and Review Procedures...................................................12
    3.7       Correction of Administrative Errors............................................13
    3.8       Erroneous Payments.............................................................13

ARTICLE IV       PARTICIPATION AND VESTING...................................................13
    4.1       Eligibility for Participation..................................................13
    4.2       Vesting........................................................................14
    4.3       Effect of One-Year Break in Service............................................14

ARTICLE V        CONTRIBUTIONS...............................................................15
    5.1       Contributions..................................................................15
    5.2       Allocation of Forfeitures......................................................16
    5.3       Rollovers......................................................................18
    5.4       Time of Payment of Contributions...............................................18
    5.5       Discontinuance of Salary-Reduction Contributions and Voluntary Contributions...18
    5.6       Maximum Contributions..........................................................18
    5.7       Actual Deferral Percentage Tests...............................................21
    5.8       Actual Contribution Percentage Tests...........................................23

ARTICLE VI       DISPOSITION OF CONTRIBUTIONS................................................28
    6.1       Payments to Funding Agent......................................................28
    6.2       Investment Options/Subaccounts.................................................28
    6.3       Designation of Contributions to Investment Subaccounts.........................29
    6.4       Transfers Between Investment Subaccounts.......................................30
    6.5       Valuation of Funds and Allocation of Earnings..................................30

ARTICLE VII      DISPOSITION OF BENEFITS.....................................................30
    7.1       Timing of Distributions........................................................30
    7.2       Deferral of Distribution Date..................................................31
    7.3       Method of Distribution.........................................................31
    7.4       Qualified Election.............................................................33
    7.5       Distribution Requirements......................................................34
    7.6       In-Service Withdrawals.........................................................36
    7.7       Loans..........................................................................38

ARTICLE VIII     DEATH BENEFITS..............................................................40
    8.1       Pre-Retirement Death Benefits..................................................40
    8.2       Post-Retirement Death Benefits.................................................41
    8.3       Distribution Requirements......................................................41

ARTICLE IX       GENERAL PROVISIONS..........................................................41
    9.1       Non-Alienation of Benefits.....................................................41
    9.2       Non-Guarantee of Employment....................................................42
    9.3       Beneficiary....................................................................43
    9.4       Gender and Headings............................................................43
    9.5       Construction...................................................................43
    9.6       Plan Document..................................................................43
    9.7       Plan Binding...................................................................44
    9.8       Substitute Payee...............................................................44
    9.9       Dividends......................................................................44
    9.10      Location of Participant or Beneficiary.........................................44
    9.11      Mistake of Fact Contributions..................................................44
    9.12      Payment of Expenses............................................................45
    9.13      Legal Action...................................................................45
    9.14      Bonding........................................................................45
    9.15      Employer's and Trustee's Protective Clause.....................................45
    9.16      Funding Agent's Protective Clause..............................................46
    9.17      Return of Contributions........................................................46
    9.18      Military Service...............................................................46
    9.19      Use of Electronic Media........................................................46

ARTICLE X        AMENDMENT OR TERMINATION....................................................46
    10.1      Authority to Amend or Terminate Plan...........................................46
    10.2      Non-Forfeitability of Accrued Pension upon Plan Termination....................47
    10.3      Substitution of Funding Agent..................................................47
    10.4      Merger or Consolidation........................................................47

ARTICLE XI       TRUSTEE.....................................................................48
    11.1      Establishment of the Trust.....................................................48
    11.2      Investment of the Trust Fund...................................................48
    11.3      Investment Powers and Duties of the Trustee....................................49
    11.4      Prohibition of Diversion.......................................................50
    11.5      Trustee's Compensation.........................................................51
    11.6      Resignation and Removal of Trustee.............................................51
    11.7      Transfer of Interest...........................................................51
    11.8      Compliance with ERISA Section 404(c)...........................................52
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                                  ARTICLE I
                                 INTRODUCTION


         RITE AID 401(k) DISTRIBUTION EMPLOYEES SAVINGS PLAN

Effective July 1, 1994, Rite Aid Corporation ("Employer") established the Rite Aid 401(k) Distribution Employee Savings Plan (the "Plan"), for the benefit of the certain employees and their beneficiaries.

The provisions of the Plan and Trust relating to the Trustee constitute the trust agreement which is entered into by and between Rite Aid Corporation and the individual(s) named as Trustee herein. The Trust is intended to be tax exempt as described under Code section 501(a).

The Plan has been completely amended and restated herein, effective January 1, 2001, to incorporate various retroactive legal changes to comply with the requirements of the Uruguay Round Agreements Act, the Uniformed Services Employment and Reemployment Rights Act of 1994, the Small Business Job Protection Act of 1996, the Taxpayer Relief Act of 1997, and the Internal Revenue Service Restructuring and Reform Act of 1998 as well as the Community Renewal Tax Relief Act of 2000. The Plan restatement also incorporates certain changes permitted and required under the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA"), which are intended as good faith compliance with EGTRRA and are to be construed in accordance with EGTRRA and guidance issued thereunder, generally effective January 1, 2002 as provided herein. The Plan restatement also incorporates certain clarifying and corrective changes, within the remedial amendment period for such changes.

                                  ARTICLE II
                                  DEFINITIONS

Whenever used in this Plan, the following terms will have the meanings hereinafter set forth:

2.1 "Account" means the account established by the Funding Agent for each Participant with respect to his total interest in the Plan resulting from:

         (i)   The Participant's Salary-Reduction Contributions;

         (ii)  The Participant's Voluntary Contributions;

         (iii) The Participant's Rollover Contributions;

         (iv)  The Employer's Qualified Matching Contributions, if any;

         (v)   The Employer's Qualified Non-Elective Contributions, if any;

         (vi)  Recharacterized Salary-Reduction Contributions, if any.

         Such contributions are described in detail in Article V of this Plan.

         A Participant's Account may be subject to charges as described in the Contract or Contracts between the Trustee, if applicable, or the Employer and the Funding Agent, and any expenses involved in administering the Plan. Any charges which would otherwise be made against a Participant's Account in accordance with the Contracts and/or the Plan may instead be paid by the Employer.

2.2 "Act" means the Employee Retirement Income Security Act of 1974 ("ERISA"), as it may be amended from time to time.

2.3 "Administrator" means the person or committee designated to administer the Plan by the board of directors of the Employer.

2.4 "Affiliate" means the Employer and any corporation which is or was a member of a "controlled group of corporations" (as defined in Code section 414(b)) which includes the Employer, any trade or business whether or not incorporated which is under "common control" (as that term is defined under Code section 414(c)) with the Employer, any organization (whether or not incorporated) which is a member of an "affiliated service group" (as defined in Code section 414(m)) which includes the Employer, and any other entity required to be aggregated with the Employer under Code section 414(o) and the Regulations issued thereunder.

2.5 "Annuity Starting Date" means the first day of the first period for which an amount is payable as an annuity, or, in the case of a benefit not payable in the form of annuity, the first day on which all events have occurred which entitles the Participant to such benefit.

2.6 An "Approved Absence," for purposes of this Plan, will be considered service with the Employer except that no contributions will be made on behalf of the Employee while so absent unless be receives Compensation from the Employer during such absence. An Approved Absence may included periods of absence from employment with the Employer for such purposes as vacation, illness, maternity or paternity reasons or military service in the Armed Forces of the United States. In addition, an Approved Absence may be granted by the Employer for other reasons under rules uniformly applicable to all Employees similarly situated. An Approved Absence will not, in the case of an Employee in military service of the Armed Forces of the United States, exceed that period during which his reemployment rights are protected by law. If an Employee does not return to employment with the Employer immediately following an Approved Absence, he will be considered terminated on the day following such absence.

2.7 "Beneficiary" means the Participant's Eligible Spouse. If the Participant makes a Qualified Election, then the Beneficiary means the person or entity to whom a deceased Participant's Account is payable as designated by the Participant.

2.8 "Board" means the board of directors of the Employer.

2.9 "Code" means the Internal Revenue Code of 1986, as amended or replaced from time to time.

2.10 "Compensation" means, with respect to any Participant, total compensation paid to the Participant for the Plan Year to the extent such amounts are includible in the Participant's gross income for federal income tax purposes and any elective deferrals with respect to employment with the Employer:

         (i) under a qualified cash or deferred arrangement described in Code section 401(k);

         (ii) to a plan qualified under Code section 125;

         (iii) of transportation benefits under a program established pursuant to Code section 132(f);

         (iv) to a tax-sheltered annuity described in Code section 403(b); or

         (v) to a plan qualified under Code section 402(h).

         Compensation shall not include any amounts paid by reason of services performed:

         (i) after the date a Participant ceases to be a Participant in the Plan;

         (ii) prior to the date an Employee becomes a Participant under the Plan;

         (iii) Any nontaxable fringe benefits provided by the Employer; and

         (iv) Any amounts contributed by the Employer other than elective deferrals, referred to in this Plan as Salary-Reduction Contributions, for or on account of its Employees, under this Plan or under any other employee benefit plan qualified under the provisions of Code section 401(a).

         In addition, each Participant may elect to defer and have allocated for a Plan Year all or a portion of any cash bonus attributable to services performed by the Participant for the Employer during such Plan Year and which would have been received by the Participant on or before two and one-half months following the end of the Plan Year but for the deferral. A deferral election may not be made with respect to cash bonuses which are currently available on or before the date the Participant executed such election.

         Notwithstanding the foregoing, cash bonuses attributable to services performed by the Participant during a Plan Year but which are to be paid to the Participant later than two and one-half months after the close of such Plan Year will be subjected to whatever deferral election is in effect at the time such cash bonus would have otherwise been received.

         The amount by which Compensation and/or cash bonuses is reduced will be that Participant's Deferred Compensation and be treated as a Salary-Reduction Contribution and allocated to that Participant's Account.

         For Plan Years after December 31, 1988 and before December 31, 1993, Compensation in excess of $200,000 will be disregarded. For Plan Years after December 31, 1993, and beginning before January 1, 2002, Compensation in excess of $150,000 will be disregarded. Such amount will be adjusted at the same time and in such manner as permitted under Code section 415(d).

         Notwithstanding anything herein to the contrary, effective for Plan Years beginning on and after January 1, 2002, Compensation shall be limited annually to $200,000 (adjusted in future years as provided under Code section 401(a)(17)).

2.11 "Contract" means a group annuity contract or contracts issued to the Trustee, if applicable, or Employer by the Funding Agent.

2.12 "Designated Investment Alternative" means a specific investment identified by name by a Plan fiduciary as an available investment under the Plan which may be acquired or disposed of by the Trustee pursuant to the investment direction by a Participant.

2.13 "Directed Investment Option" means one or more of the following:

         (a) a Designated Investment Alternative.

         (b) any other investment permitted by the Plan and the Participant Direction Procedures and acquired or disposed of by the Trustee pursuant to the investment direction of a Participant.

2.14 "Disability Retirement Date" means, with respect to any Participant, the first day of the month coinciding with or immediately following eligibility for disability benefits. Disability means the total and permanent inability of a Participant due to mental or physical illness or injury to perform the duties of his regular occupation as certified by a qualified physician selected by the Plan Administrator.

2.15 "Distribution Date" means, subject to the terms of the Plan, the first day of the month coinciding with or next following a Participant's Normal, Disability or Postponed Retirement Date, but not beyond his Required Beginning Date as in this Plan.

2.16 "Direction Procedures" means such instructions, guidelines or policies, the terms of which are incorporated herein, as shall be established pursuant to Section 11.8 and observed by the Administrator and applied and provided to Participants who have Participant Directed Accounts.

2.17 "Directed Account" means that portion of a Participant's interest in the Plan with respect to which the Participant has directed the investment in accordance with the Direction Procedures.

2.18 "Early Retirement Date." This Plan does not provide for a retirement date prior to Normal Retirement Date.

2.19 "Effective Date" means July 1, 1994, the effective date of the Plan. The effective date of this restatement is January 1, 2001.

2.20 "Eligible Employee" means an Employee of the Employer who satisfies the eligibility requirements under the Plan. Notwithstanding anything herein to the contrary, the term "Eligible Employee" shall not include any person who is not recorded as an employee on the employment and payroll records of the Employer or an Affiliate; any such person who is subsequently reclassified by a court of law or regulatory body as a common law employee of such Employer or Affiliate nevertheless shall not be an Eligible Employee. Consistent with the foregoing, and for purposes of clarification only, the term Eligible Employee does not include any individual who performs services for the Employer or an Affiliate as an independent contractor, under an employee leasing arrangement, or under any other non-employee or non-payroll classification.

2.21 "Eligible Spouse" means, with respect to any Participant, the spouse who is married to the Participant on his Distribution Date or on the date of his death, whichever comes first.

2.22 "Employee" means any person who is employed by the Employer, but excludes any person who is not a "represented distribution associate." In addition, any person who is eligible to become a Participant, after meeting the applicable eligibility requirements in "The Rite Aid 401(k) Plan" (formerly known as the Rite Aid Employee Investment Opportunity Plan) will be excluded under this Plan.

2.23 "Employer" means Rite Aid Corporation and any predecessor and/or successor thereto.

2.24 "Fiscal Year" means the fiscal period or fiscal year used by the Employer for Federal income tax purposes.

2.25 "Funding Agent" means any legal reserve life insurance company or trustee selected by the Employer to receive the Plan contributions and to pay the benefits under and in accordance with the terms of the Plan.

2.26 An "Hour of Service" means:

               each hour for which the Employee is directly or indirectly paid, or entitled to payment, by the Employer or an Affiliate for the performance of duties. (These hours will be credited to him for the period or periods in which the duties are performed.); and

               each hour for which an Employee is on an Approved Absence and for which he is directly or indirectly paid by the Employer or an Affiliate. (However, no more than 501 hours will be credited for each single continuous period of an absence. These hours will be credited to him for the period or periods during which he is so absent.); and

               each hour for which back pay as an Employee, irrespective of mitigation or damages, has been either awarded or agreed to by the Employer or an Affiliate. (These hours will be credited to him for the period or periods in which the award, agreement or payment was made.)

         A given hour will be credited to an Employee only under one of the above items. Hours of Service will be computed in accordance with the Department of Labor Regulations Sections 2530.200b-2(b) and (c).

         In lieu of determining Hours of Service on the basis of actual hours for which an Employee is paid or entitled to payment, the Plan Administrator may, in accordance with a uniform nondiscriminatory policy, elect to credit Hours of Service using one of the following methods:

               (i) Count actual Hours of Service for which an Employee is paid or entitled to payment;

               (ii) Count 190 Hours of Service for each month in which an Employee is paid or entitled to Payment for at least one Hour of Service;

               (iii) Count 95 Hours of Service for each semi-monthly period in which an Employee is paid or entitled to payment for at least one Hour of Service;

               (iv) Count 45 Hours of Service for each week in which an Employee is paid or entitled to payment for at least one Hour of Service;

               (v) Count 10 Hours of Service for each day in which an Employee is paid or entitled to payment for at least one Hour of Service.

         Hours of Service shall be also credited for a leave of absence that qualifies as leave under the Family and Medical Leave Act to the extent required under such Act.

         Notwithstanding any provision of this Plan to the contrary, Hours of Service shall be credited with respect to qualified military service as required in accordance with Section 414(u) of the Code.

2.27 "Investment Manager" means an entity that has the power to manage, acquire, or dispose of Plan assets, and acknowledges fiduciary responsibility to the Plan in writing. Such entity must be a person, firm, or corporation registered as an investment adviser under the Investment Advisers Act of 1940, a bank, or an insurance company.

2.28 "Leased Employee" means any person (other than an Employee of the recipient) who pursuant to an agreement between the recipient and any other person ("leasing organization") has performed services for the recipient (or for the recipient and related persons determined in accordance with Code section 414(n)(6)) on a substantially full time basis for a period of at least one year, and such services are performed under the primary direction or control of the recipient. Contributions or benefits provided a leased employee by the leasing organization which are attributable to services performed for the recipient employer will be treated as provided by the recipient employer.

         A Leased Employee will not be considered an Employee of the recipient if:

               (i) such employee is covered by a money purchase pension plan providing:

                  (1) a non-integrated employer contribution rate of at least 10 percent of compensation, as defined in Code section 415(c)(3);

                  (2) immediate participation; and

                  (3) full and immediate vesting; and

               (ii) Leased Employees do not constitute more than 20 percent of the recipient's non-highly compensated work force.

2.29 "Named Fiduciary" means the person or committee designated to manage and control the assets of the Plan.

2.30 "Normal Retirement Date" means the first day of the month coinciding with or immediately following the Participant's attainment of age 65.

2.31 A "One-Year Break in Service" means a twelve consecutive month period beginning on the date an Employee first completes an Hour of Service or anniversary thereof in which the Employee does not complete more than 500 Hours of Service.

         Solely for purposes of determining whether a One-Year Break in Service has occurred in a computation period, an Employee who is granted an Approved Absence for maternity or paternity reasons will receive credit for the Hours of Service which would otherwise have been credited to such Employee. However, no more than 501 Hours of Service will be credited under this paragraph for a single computation period. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence:

               (i) by reason of the Employee's pregnancy;

               (ii) by reasons of the birth of a child of the Employee;

               (iii) by reason of the placement of a child with the Employee;
or

               (iv) for purposes of caring for such child, for a period beginning immediately following such birth or placement.

         The Hours of Service credited under this paragraph will be credited in the computation period in which the absence begins if the crediting is necessary to prevent a One-Year Break in Service in that period, or in all other cases, in the following computation period.

2.32 "Participant" means any Eligible Employee who on or after the Effective Date meets the eligibility requirements set forth in this Plan.

2.33 "Plan" means the Rite Aid 401(k) Distribution Employees Savings Plan. The Plan is intended to be a profit sharing plan within the meaning of Regulation 1.401(k) - 1(a)(1).

2.34 "Plan Year" means the period from January 1 through December 31, and each twelve-month period commencing on January 1 thereafter. However the first year of the Plan will be a short Plan Year beginning on July 1, 1994 and ending on December 31, 1994.

2.35 "Postponed Retirement Date" means the date a Participant who continues in employment beyond his Normal Retirement Date actually retires but not beyond his Required Beginning Date.

2.36 "Qualified Matching Contributions" (QMACs) means the Employer's matching contributions made pursuant to this Plan which are used to satisfy either the Actual Deferral Percentage Test or the Actual Contribution Percentage Test.

         Such contributions are non-forfeitable when made, and may not be distributed to the Participant earlier than separation from service, death, disability, or the attainment of age 59 1/2. Effective as of January 1, 2002, such contributions may be distributed upon severance from employment and any reference herein to "separation from service" shall be construed to mean severance from employment with the Employer.

2.37 "Qualified Non-Elective Contributions" (QNECs) means the Employer's contributions made pursuant to this Plan which are used to either satisfy the Actual Deferral Percentage Test or the Actual Contribution Percentage Test.

         Such contributions are non-forfeitable when made and may not be distributed to the Participant earlier than separation from service, death, disability, or the attainment of age 59 1/2. Effective as of January 1, 2002, such contributions may be distributed upon severance from employment and any reference herein to "separation from service" shall be construed to mean severance from employment with the Employer.

2.38 "Regulations" means the Income Tax Regulations as promulgated by the Secretary of the Treasury or his delegate, and as amended from time to time.

2.39 "Taxable Year" means the annual period used by a Participant for Federal income tax purposes.

2.40 "Trustee" means the person or entity named as trustee herein or in any separate trust forming a part of this Plan, and any successors.

2.41 "Trust Fund" means the assets of the Plan and Trust as the same shall exist from time to time.

2.42 "Year of Service" means a 12-consecutive-month period beginning on the date an Employee first completes an Hour of Service or an anniversary thereof during which he completes at least 1,000 Hours of Service.

         For purposes of eligibility for participation, the initial computation period will begin with the date on which the Employee first performs an Hour of Service. The participation computation period beginning after a One-Year Break in Service will be measured from the date on which an Employee again performs an Hour of Service. After the initial computation period, the participation computation period will shift to the current Plan Year which includes the anniversary of the date on which the Employee first performed an Hour of Service. An Employee who is credited with 1,000 Hours of Service in both the initial eligibility computation period and the first Plan Year which commences prior to the first anniversary of the Employee's initial eligibility computation period will be credited with two Years of Service for purposes of eligibility to participate.

         Years of Service with any corporation, trade or business which is a member of a controlled group of corporations or under common control (as defined by Section 1563(a) and Section 414(c) of the Code, or is a member of an affiliated service group (as defined by Section 414(m) of the Code) will be recognized.

                                 ARTICLE III
                                ADMINISTRATION

3.1 Named Fiduciary.

         The Employer will be the Named Fiduciary of the Plan and will have the authority to control and manage the operation and administration of the Plan. However, the Employer will not have any authority over the management, control or investment of any assets that are placed in the control of the Funding Agent.

         The Named Fiduciary will discharge its duties under the Plan solely in the interests of the Participants and their Beneficiaries and for the exclusive purpose of providing benefits to Participants and their Beneficiaries and defraying reasonable expenses of administering the Plan. The Named Fiduciary will act with the care, skill, prudence and diligence under the circumstances that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

         The Named Fiduciary will have all the powers necessary or appropriate to accomplish its duties under the Plan. Without limiting the generality of the foregoing, the Named Fiduciary will have the following powers and duties:

         (a) to allocate and delegate by written instrument, its fiduciary responsibilities to designated persons in accordance with section 405 of the Act, provided however, that any such allocation or delegation will be terminable on such notice as the Named Fiduciary deems reasonable and prudent under the circumstances and the Named Fiduciary will not be liable for any act or omission of a person so designated;

         (b) to appoint or delegate such authority to the Trustee to appoint one or more Investment Managers (as defined in section 3(38) of the Act) to manage (including the power to acquire and dispose of) any assets of the Plan;

         (c) to determine the size and type of any Contract to be issued by the Funding Agent and to designate the Funding Agent from which such Contract will be obtained;

         (d) to direct the Trustee, if applicable, or Employer to enter into one or more Contracts with the Funding Agent under which the Funding Agent establishes and makes available separate investment funds to which Participants may direct the investment of their Accounts. Any such Contract(s) may provide for the contributions thereunder to be held in the Funding Agent's general account or one or more of its commingled separate accounts;

         (e) to review periodically the performance of the Funding Agent for the purpose of determining whether it is prudent to retain the Funding Agent; and

         (f) to direct the Board to appoint or remove a Trustee or Trustees from time to time as it deems necessary for the proper administration of the Plan to assure that the Plan is being operated for the exclusive benefit of the Participants and their Beneficiaries.

         The Named Fiduciary may serve in more than one capacity with respect to the Plan (including service both as a fiduciary and administrator).

3.2 Power of the Employer to Name an Independent Fiduciary

         (a) Effective February 1, 2001, notwithstanding anything in the Plan to the contrary, in addition to the powers and responsibilities set forth in
Section 3.1 or otherwise in the Plan, the Employer shall be empowered to appoint and remove, without the consent of any other party, one or more individuals or entities to serve as independent named fiduciaries, within the meaning of Section 402(a) of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA") (each referred to as an "Independent Named Fiduciary"), as it deems necessary or advisable, in its sole discretion, and to delegate to such Independent Named Fiduciary full authority to control and manage the operation and administration of the Plan with respect to certain fiduciary matters, which prior to the appointment of the Independent Named Fiduciary were under the authority and control of another Plan fiduciary. The Employer may appoint an Independent Named Fiduciary at any time and for any reason, including, without limitation, with respect to matters where a Plan fiduciary may have an actual or potential conflict of interest. The appointment of an Independent Named Fiduciary shall be evidenced in writing (which may include a written agreement between the Employer, on behalf of the Plan, and the Independent Named Fiduciary), which writing shall, among other things, specifically identify the matter or matters with respect to which the Independent Named Fiduciary shall have complete discretionary authority and control on behalf of the Plan. The authority of the Independent Named Fiduciary to act on behalf of the Plan and the specific powers and responsibilities of the Independent Named Fiduciary, as set forth in such writing, shall be incorporated by reference in (and made part of) the Plan, as the stated authority, powers and duties of the Independent Named Fiduciary, without any further action by the Employer or any other party, and the Plan shall be deemed amended to the extent necessary to eliminate the authority, powers and/or duties previously delegated to any other Plan fiduciary to the extent they overlap with any of the authority, powers and/or duties delegated by the Employer to the Independent Named Fiduciary.

         (b) An Independent Named Fiduciary shall be a fiduciary as defined under Section 3(21)of ERISA and a Named Fiduciary under Sections 2.26 and 3.1 of the Plan, and those Sections shall be deemed amended as appropriate to reflect the foregoing.

3.3 Administrator.

         The Employer will be the Administrator of the Plan. However, the Employer may appoint one or more persons to carry out the duties it would otherwise perform as Administrator. Any person, including an Employee of the Employer, may serve as Administrator. Any person or persons so appointed will indicate acceptance of such appointment, in writing, to the Employer. An Administrator may resign by delivery of written notice to the Employer or may be removed by the Employer by delivery of written notice to such Administrator. Such written notice will specify the date of resignation or removal.

         The Administrator will ensure that the Plan is operated in accordance with the terms of the Plan, the Code and the Act.

         The Administrator will have all the powers necessary or appropriate to accomplish his duties under the Plan. Without limiting the generality of the foregoing, the Plan Administrator will have the following powers and duties:

         (a) to make and enforce such rules and regulations as it deems necessary or proper for the efficient administration of the Plan or required to comply with applicable law;

         (b) to construe and interpret any ambiguities in the Plan with the fullest discretion permitted by law, its good faith interpretation thereof to be final, conclusive and binding on any Employee, former Employee, Participant, former Participant, Beneficiary or alternate payee;

         (c) to decide on questions concerning the Plan and the eligibility of any person to participate in the Plan;

         (d) to compute the amounts to be distributed to any Participant, former Participant or Beneficiary in accordance with the provisions of the Plan, and to determine the person or persons to whom such amounts will be distributed;

         (e) to authorize the payment of distributions;

         (f) to keep such records and submit such filings, elections, applications, returns or other documents or forms as may be required under the Code and applicable Regulations, or under other Federal, State, or local law and regulations;

         (g) to appoint such agents, counsel, accountants and consultants as may be required to assist in administering the Plan;

         (h) to furnish the Trustee with written instructions regarding all contributions to the Trust and disposition of forfeitures, all distributions to and withdrawals by Participants, and all loans made to Participants in accordance with the Plan; and

         (i) to be responsible for furnishing the Trustee with any information respecting the Plan which the Trustee may request for the performance of its duties or for the purpose of making any returns to the Internal Revenue Service or the Department of Labor as may be requested of the Trustee.

         The Administrator may delegate to one or more persons the authority and responsibility with respect to the day-to-day operation of the Plan.

3.4 Funding Agent.

         The Employer will have the power to appoint and remove the Funding Agent. The Funding Agent will have the authority and discretion to manage, control and invest (to the extent not directed by the Participants) the assets of the Plan placed in its control. The determination of any transfers or payments to be made by the Funding Agent will be made in accordance with the terms of the Plan and any Contract or Contracts between the Trustee or Employer and the Funding Agent.

3.5 Funding Policy.

         The funding policy of the Plan is to make contributions in accordance with the Plan.

3.6 Claims and Review Procedures.

         Claims Procedures.
         -----------------

         If any person believes he is being denied any rights or benefits under the Plan, such person may file a claim in writing with the Administrator. If any such claim is wholly or partially denied, the Administrator will notify such person of its decision in writing. Such notification will contain:

         (a) specific reasons for the denial;

         (b) specific reference to pertinent Plan provisions;

         (c) a description of any additional material or information necessary for such person to perfect such claim and an explanation of why such material or information is necessary; and

         (d) information as to the steps to be taken if the person wishes to submit a request for review.

         Such notification will be given within 90 days after the claim is received by the Administrator (or within 180 days, if special circumstances require an extension of time for processing the claim, and if written notice of such extension and circumstances is given to such person within the initial 90 day period). If such notification is not given within such period, the claim will be considered denied as of the last day of such period and such person may request a review of his claim.

         Review Procedures.
         -----------------

         Within 60 days after the date on which a person receives written notice of a denial (or, if applicable, within 60 days after the date on which such denial is considered to have occurred) such person (or his or her duly authorized representative) may:

         (a) file a written request with the Administrator for a review of the denied claim and of pertinent documents; and

         (b) submit written issues and comments to the Administrator.

         The Administrator will notify such person of its decision in writing. Such notification will be written in a manner calculated to be understood by such person and will contain specific reasons for the decision as well as specific references to pertinent Plan provisions. The decision on review will be made within 60 days after the request for review is received by the administrator (or within 120 days, if special circumstances require an extension of time for processing the request, such as an election by the Administrator to hold a hearing, and if written notice of such extension and circumstances is given to such person within the initial 60 day period). If the decision on review is not made within such period, the claim will be considered denied.

         The decision of the Administrator on review will be final and binding on all parties to the extent it is made in good faith and is reasonable and not arbitrary or capricious.

3.7 Correction of Administrative Errors

         The Administrator shall take such steps as it considers necessary and appropriate to remedy any inequity that results from incorrect information received or communicated in good faith or as the consequence of an administrative error. Such steps may include, but shall not be limited to, taking any action required under any employee plans compliance resolution system of the Internal Revenue Service, any fiduciary correction program of the Department of Labor, or any similar program of any governmental agency and reallocation of Plan assets.

3.8 Erroneous Payments

         In the event that a Participant, Beneficiary or "alternate payee" under a qualified domestic relations order receives a distribution under this Plan in excess of the amount, if any, to which he is entitled, by reason of a calculation error or otherwise, the Administrator, in its sole and absolute discretion, may adjust future benefit payments to the Participant, Beneficiary or alternate payee to the extent necessary to recoup the amount which the Participant, Beneficiary or alternate payee received which was in excess of the amount to which he was entitled under the terms of this Plan. If the Administrator determines, in its sole and absolute discretion, that it is not feasible or desirable to adjust future benefit payments to the Participant, Beneficiary or alternate payee, the Administrator may require the Participant, Beneficiary or alternate payee to repay to the Plan the amount which is in excess of the amount to which he is entitled under the terms of this Plan. All amounts received by a Participant, Beneficiary or alternate payee under this Plan shall be deemed to be paid subject to this condition. The determinations of the Administrator made pursuant to this Section shall be final, conclusive and binding on all parties, subject to any applicable claims procedure, and shall not be overturned unless such determinations are arbitrary and capricious.

                                  ARTICLE IV
                           PARTICIPATION AND VESTING

4.1 Eligibility for Participation.

         Each person who is an Eligible Employee on the Effective Date of the Plan may become a Participant on such date. All other persons may become Participants on the first day of the month coinciding with or next following the later of his completion of one (1) Year of Service and his attainment of age 21.

         An Eligible Employee will become a Participant hereunder by making application to the Employer for participation in the Plan and agreeing to the terms hereof.

         Upon acceptance of any benefits under this Plan, such Eligible employee will automatically be bound by the terms and conditions of the Plan and all amendments thereto.

         If any former Participant is reemployed by the Employer before a One-Year Break in Service occurs, he will continue to participate in the Plan in the same manner as if such termination had not occurred. Salary-Reduction Contributions may recommence on the Reemployment Commencement Date or on the Entry Date next following the Participant's Reemployment Commencement Date, in accordance with uniform rules and procedures established by the Plan Administrator.

         A former Participant will become a Participant immediately upon his return to the employ of the Employer, in accordance with uniform rules and procedures established by the Plan Administrator.

         In the event a Participant becomes ineligible to participate because he is no longer a member of an eligible class of Employees, but has not incurred a One-Year Break in Service, such Employee will participate immediately upon his return to an eligible class of Employees in accordance with uniform rules and procedures established by the Plan Administrator. If such Participant incurs a One-Year Break in Service, his eligibility to participate shall be determined pursuant to Section 4.3.

         In the event an Employee who is not a member of the eligible class of Employees becomes a member of the eligible class, such Employee will participate immediately, in accordance with uniform rules and procedures established by the Plan Administrator, if such Employee has satisfied the minimum age and service requirements and would have previously become a Participant had he been in the eligible class.

         If any reemployed Employee was not a Participant at the time of his prior termination, he will become a Participant, in accordance with this
Section 4.1, at such time as he has satisfied the minimum age and service requirements, taking into account his Credited Service at the time of his prior termination, as well as his Credited Service rendered after his reemployment.

4.2 Vesting.

         A Participant will always be 100% vested in the portion of his Account attributable to his Salary Reduction Contributions, Voluntary Contributions, Rollover Contributions, the Employer's Qualified Matching Contributions, if any, the Employer's Qualified Non-Elective Contributions, if any, and any recharacterized Salary-Reduction Contributions.

4.3 Effect of One-Year Break in Service.

         Effect on Participant's Account.
         -------------------------------

         If a Participant incurs a One-Year Break in Service and subsequently completes an Hour of Service with the Employer, he will be eligible to participate in the Plan immediately following the date he completes an Hour of Service.

                                  ARTICLE V
                                 CONTRIBUTIONS

5.1 Contributions.

         Contributions may be made by or on behalf of a Participant as follows:

         Salary-Reduction Contributions.
         ------------------------------

         Each Participant may elect to defer, through periodic payroll deductions, from 1% up to 15% of his Compensation (subject to the limitations of this Article V) for the Plan Year and to have this amount contributed under the Plan. Such deferred amounts are hereinafter referred to as "Salary-Reduction Contributions." Such Contributions will be made pursuant to a Salary-Reduction Agreement.

         The Employer may, at its discretion, restrict the amount of Salary-Reduction Contributions made by a Highly-Compensated Participant in any Plan Year.

         A Participant's Salary-Reduction Contributions will not exceed the dollar limit set forth in Code section 402(g) for the Taxable Year of the Participant. The dollar limitation will be adjusted annually as provided in Code section 415(d) pursuant to Regulations. The adjusted limitation will be effective as of January 1st of each calendar year.

         In the event that such dollar limitation is exceeded, the excess ("Excess Salary-Reduction Contributions") will be adjusted, as provided in the following paragraph, and will be returned to the Participant before the April 15 following the close of the Participant's Taxable Year. Excess
Salary-Reduction Contributions will not include any amounts properly distributed as excess Annual Additions.

         Excess Salary-Reduction Contributions shall be adjusted for any income or loss for the Participant's Taxable Year. The income or loss allocable to Excess Salary-Reduction Contributions is the income or loss allocable to the Participant's Salary-Reduction Contributions account for the Taxable Year multiplied by a fraction, the numerator of which is such Participant's Excess Salary-Reduction Contributions for the year and the denominator is the Participant's account balance attributable to Salary-Reduction Contributions without regard to any income or loss occurring during such Taxable Year.

         In the event that a Participant is also a participant in:

               (1) another qualified cash or deferred arrangement, as defined in Code section 401(k);

               (2) a simplified employee pension plan or deferred arrangement described in Code section 402(h)(1)(B);

               (3) an eligible deferred compensation plan under Code section
457;

               (4) a plan described under Code section 501(c)(18); or

               (5) a salary reduction arrangement under Code section 403(b) and the elective deferrals, as defined in Code section 402(g)(3), made under all such other arrangements and this Plan cumulatively exceed the dollar limit set forth in Code section 402(g), as adjusted, such Participant may notify the Administrator of such excess, in writing, not later than the March 1 following the close of his Taxable Year, and request that his Salary-Reduction Contributions under this Plan be reduced by an amount specified by the Participant.

         Such amount will be returned in the same manner as the Excess Salary-Reduction Contributions under this Plan are returned, as described in the preceding paragraph.

         Notwithstanding the foregoing, a Participant's Excess
Salary-Reduction Contributions will be reduced, but not below zero, by any distribution of Excess Contributions for the Plan Year beginning with or within the Taxable Year of the Participant.

         Voluntary Contributions.
         -----------------------

         A Participant may elect to make after-tax contributions in integral percentages of up to 10% of his Compensation for any Plan Year. Such contributions will be referred to as the Participant's "Voluntary
Contributions."

         In no event may the Employer's Contributions, inclusive of Salary-Reduction Contributions made on the Participants' behalf in years beginning before January 1, 2002, for any Plan Year to the Plan exceed the maximum amount of contributions permitted by law as a tax-deductible expense for such Plan Year under Code section 404, or any other applicable provisions of the Code.

5.2 Allocation of Forfeitures.

         Any forfeitures of Employer Contributions, if applicable, which arise will be used to pay all or a part of the expenses of the Plan.

         Notwithstanding anything to the contrary, if this is a Plan that would otherwise fail to meet the requirements of Code sections 410(b)(1) or 410(b)(2)(A)(i) and the Regulations thereunder because Employer Contributions, if applicable, and forfeitures have not been allocated to a sufficient number or percentage of Participants for a Plan Year, then the following rules will apply:

               (1) The group of Participants eligible to share in the Employer's Contributions, if applicable, and forfeitures for the Plan Year will be expanded to include the minimum number of Participants who would not otherwise be eligible as are necessary to satisfy the applicable test specified above. The specific Participants who will become eligible under the terms of this paragraph will be those who are actively employed on the last day of the Plan Year and, when compared to similarly situated Participants, have completed the greatest number of Hours of Service in the Plan Year.

               (2) If after application of paragraph (1) above, the applicable test is still not satisfied, then the group of Participants eligible to share in the Employer's Contributions, if applicable, and forfeitures for the Plan Year will be further expanded to include the minimum number of Participants who are not actively employed on the last day of the Plan Year as are necessary to satisfy the applicable test. The specific Participants who will become eligible to share will be those Participants, when compared to similarly situated Participants, who have completed the greatest number of Hours of Service in the Plan year before terminating employment.

               (3) Nothing in this section will permit the reduction of a Participant's accrued benefit. Therefore any amounts that have previously been allocated to Participants may not be reallocated to satisfy these requirements. In such event, the Employer will make an additional contribution equal to the amount such affected Participants would have received had they been included in the allocations, even if it exceeds the amount which would be deductible under Code section 404. Any adjustment to the allocations pursuant to this paragraph will be considered a retroactive amendment adopted by the last day of the Plan Year.

5.3 Rollovers.

         With the consent of the Administrator, amounts may be transferred from other qualified plans, provided that the plan from which such funds are transferred permits the transfer to be made and the transfer will not jeopardize the tax-exempt status of the Plan and Trust or create adverse tax consequences for the Employer.

         At the direction of the Administrator, rollovers will be credited to an Employee's or a Participant's Account held by the Funding Agent and will be invested in the Investment Subaccounts in the proportions selected by the Participant or the Employee.

         A Participant or an Employee will be 100% vested with respect to any rollover amounts credited to his Account, and such amounts will not be subject to forfeiture for any reason.

         The term "amounts transferred from other qualified plans" will mean:

         (a) amounts transferred to this Plan directly from another qualified plan;

         (b) lump sum distributions received by a Participant or an Employee from another qualified plan which are eligible for tax free rollover to a qualified plan and which are transferred by the Participant or the Employee to this Plan within sixty (60) days following his receipt thereof;

         (c) amounts transferred to this Plan from a conduit individual retirement account provided that the conduit individual retirement account has no assets other than assets which:

               (1) were previously distributed to the Participant or the Employee by another qualified corporate or non-corporate plan as a lump sum distribution;

               (2) were eligible for tax-free rollover to a qualified corporate or non-corporate plan;

               (3) were deposited in such conduit individual retirement account within sixty (60) days of receipt thereof, and other than earnings on said assets; and

         (d) amounts distributed to the Participant or the Employee from a conduit individual retirement account meeting the requirements of clause (c) above, and transferred by the Participant or the Employee to this Plan within sixty (60) days of his receipt thereof from such conduit individual retirement account. Prior to accepting any transfers to which this section applies, the Administrator may require the Participant or the Employee to establish that the amounts to be transferred to this Plan meet the requirements of this section and may also require the Participant or the Employee to provide an opinion of counsel, or other evidence satisfactory to the Employer, that the amounts to be transferred meet the requirements of this section.

         For purposes of this section, the term "qualified plan" will mean any tax qualified plan under Code section 401(a).

5.4 Time of Payment of Contributions.

         Salary-Reduction Contributions and Voluntary Contributions that have been accumulated through payroll deductions will be paid to the Funding Agent by the Trustee.

         All Contributions of the Employer will be paid to the Funding Agent by the Trustee, and payment will be made not later than the date prescribed by law for filing the Employer's Federal income tax return, including extensions that have been granted for the filing of such tax return.

5.5 Discontinuance of Salary-Reduction Contributions and Voluntary
    Contributions.

         Upon advance notice in accordance with procedures and in the form and manner prescribed by the Administrator, a Participant may discontinue all, or a portion, of his Salary-Reduction Contributions and Voluntary Contributions at any time. He may recommence any Salary-Reduction Contributions and Voluntary Contributions at any time upon advance notice in accordance with procedures and in the form and manner prescribed by the Administrator.

5.6 Maximum Contributions.

         (a) Notwithstanding anything in the Plan to the contrary, effective for Plan Years beginning before January 1, 2002, the Annual Additions under this Plan for any Participant in any Limitation Year, when added to the Annual Additions that Year for such Participant under any other defined contribution plan maintained by the Employer, will not exceed the lesser of:

               (1) $30,000 (as adjusted in accordance with Code section 415(d)); or

               (2) 25% of the Participant's "415 Compensation." This limitation will not apply to any contribution for medical benefits (within the meaning of Code sections 401(h) or 419(f)(2)) which is otherwise treated as an "Annual Addition" hereunder.

Effective for Plan Years beginning on and after January 1, 2002, the maximum annual addition shall not exceed the lesser of $40,000 (as adjusted for cost of living under Code section 415(d)) and 100% of the Participant's Code
Section 415 Compensation for the Plan Year.

         (b) For purposes of applying the limitations of Code section 415, "Limitation Year" will mean a calendar year. If a Short Limitation Year is created because of an amendment changing the Limitation Year to a different 12 consecutive month period, the maximum amount of Annual Addition for such Short Limitation Year will not exceed the dollar amount specified in Code section 415(b)(1)(A) multiplied by the following fraction:

                   Number of Months in Short Limitation Year
                   -----------------------------------------
                                      12

         (c) For purposes of applying the limitations of Code section 415, "Annual Additions" means the sum credited to a Participant's Account for any Limitation Year of:

               (1) employer contributions;

               (2) employee contributions;

               (3) forfeitures, if any;

               (4) amounts allocated to an individual medical benefit account as defined in Code section 415(l)(2) which is part of a pension or annuity plan maintained by the Employer; and

               (5) amounts derived from contributions paid or accrued, which are attributable to post-retirement medical benefits allocated to the separate account of a key employee (as defined in Code section 419A(d)(3)) under a welfare benefit fund (as defined in Code section 419(e)) maintained by the Employer.

                      For purposes of applying the limitations of Code section 415, the transfer of funds from one qualified plan to another is not an Annual Addition. In addition, if the Plan permits any of the following payments or contributions, such amounts will not be treated as employee contributions for purposes of paragraph (2) of this subsection:

                      (i) rollover contributions;

                      (ii) repayments of loans made to the Participant from the Plan;

                      (iii) repayments of distributions received by a Participant pursuant to Code sections 411(a)(7)(B) or 411(a)(3)(D);

                      (iv) employee contributions to a simplified employee pension plan excludable from gross income under Code section 408(k)(6); and

                      (v) excess of a Participant's elective deferrals, as defined in Regulation 1.402(g) - (1)(b) over the applicable Code section 402(g)(1) limit for the taxable year, provided that such excess deferral is distributed to the Participant no later than the first April 15th following the close of his taxable year.

         (d) For purposes of applying the limitations of Code section 415, "415 Compensation" means the Participant's wages, salaries, fees for professional services and other amounts for personal services actually rendered in the course of employment with an Employer maintaining the Plan (including, but not limited to, commissions paid to salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, and tips and bonuses), plus any amounts contributed pursuant to a salary reduction agreement which are excludable from the employee's gross income under Code sections 125, 132(f), 402(g)(3), 403 (b) or 457.

         415 Compensation will exclude:

               (1) contributions made by the Employer to a plan of deferred compensation to the extent that the contributions are not includible in the gross income of the Employee for the taxable year in which contributed (except as specifically included herein);

               (2) Employer contributions made on behalf of an Employee to a simplified employee pension plan described in Code section 408(k) to the extent such contributions are not includible in the Employee's gross income;

               (3) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

               (4) other amounts which receive special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums for group term life insurance are includible in the gross income of the Employee) or contributions made by the Employer (whether or not under a salary reduction agreement) toward the purchase of any annuity contract described in Code section 403(b) (whether or not the contributions are excludable from the gross income of the Employee).

         (e) For purposes of this section, all qualified defined contribution plans (whether terminated or not) ever maintained by the Employer will be treated as one defined contribution plan.

         (f) As soon as is administratively feasible after the end of the Limitation Year, the maximum "Annual Additions" under this Plan and any other defined contribution plan maintained by the Employer will be determined on the basis of the Participant's actual 415 Compensation for the Limitation Year.

         (g) If a reasonable error is made in estimating a Participant's 415 Compensation or other facts and circumstances exist to which Regulation 1.415-6(b) (6) will be applicable, and as a result, the Annual Additions under this Plan would cause the maximum Annual Additions to be exceeded for any Participant, the Administrator will:

               (1) return any nondeductible voluntary employee contributions, or elective deferrals (within the meaning of Code section 402(g) (3)) credited for the Limitation Year to the extent such return would reduce the Excess Amount in the Participant's Account;

               (2) hold any Excess Amount in a Section 415 Suspense Account;

               (3) use the Section 415 Suspense Account in the next Limitation Year (and succeeding Limitation Years if necessary) to reduce Employer Contributions for that Participant if that Participant is covered by the Plan as of the end of the Limitation Year or if the Participant is not so covered, allocate and reallocate the Section 415 Suspense Account in the next Limitation Year (and succeeding Limitation Years if necessary) to all Participants in the Plan before any Employer Salary-Reduction Contributions are made to the Plan for such Limitation Year; and

               (4) reduce Employee Contributions to the Plan for such Limitation Year by the amount of the Section 415 Suspense Account allocated and reallocated during such Limitation Year.

         (h) For purposes of this section, "Excess Amount" for any Participant for a Limitation Year will mean the excess, if any, of: (1) the Annual Additions which would be credited to the Participant's Account under the terms of the Plan without regard to the limitations of Code section 415 over (2) the maximum Annual Additions determined pursuant to this section.

         (i) "Section 415 Suspense Account" will mean an unallocated account equal to the sum of Excess Amounts for all Participants in the Plan during the Limitation Year, reduced by any returns made in accordance with this section.

         (j) The Plan may not distribute Excess Amounts from the Section 415 Suspense Account to Participants or former Participants.

5.7 Actual Deferral Percentage Tests.

         (a) For each Plan Year, the annual amount of Salary-Reduction Contributions made on behalf of a Participant will satisfy one of the following tests:

               (1) The Actual Deferral Percentage for the Highly Compensated Participant group for the current Plan Year will not be more than the Actual Deferral Percentage of the Non-Highly Compensated Participant group for the immediately prior Plan Year multiplied by 1.25; or

               (2) The excess of the Actual Deferral Percentage for the Highly Compensated Participant group for the current Plan Year over the Actual Deferral Percentage for the Non-Highly Compensated Participant group for the immediately prior Plan Year will not be more than two percentage points or such lesser amount determined pursuant to Regulations to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Participant. Additionally, the Actual Deferral Percentage for the Highly-Compensated Participant group for the current Plan Year will not exceed the Actual Deferral Percentage for the Non-Highly Compensated Participant group for the immediately prior Plan Year multiplied by 2. The provisions of Code Section 401(k)(3) and Regulation 1.401(k)-l(b) are incorporated herein by reference.

               In order to prevent the multiple use of the alternative method described in this paragraph (2) above and in Code Section 401(m)(9)(A), any Highly Compensated Participant eligible to make Salary-Reduction Contributions pursuant to Section 5.1 and to make Employee contributions or to receive matching contributions under this Plan or under any other plan maintained by the Employer or an Affiliate shall have a combination of his actual deferral ratio and his actual contribution ratio reduced pursuant to Regulation 1.401(m)-2, the provisions of which are incorporated herein by reference. Provided, this provision regarding the multiple use of the alternative method shall not apply to Plan Years beginning after December 31, 2001.

               (3) To the extent permitted by regulations or other Internal Revenue Service rulings of general applicability, the tests described in (1) and (2) above shall be applied by substituting "Actual Deferral Percentage for the Non-Highly Compensated Participant group for the current Plan Year" for the phrase "Actual Deferral Percentage for the Non-Highly Compensated Participant group for the immediately prior Plan Year" where such phrase appears therein. Provided, any such change shall be reflected in an amendment to the Plan.

               (4) For purposes of this section, the Highly Compensated Participant group and Non-Highly Compensated Participant group will include all Employees eligible to make Salary-Reduction Contributions, whether or not such Employees actually make such Contributions.

         (b) For purposes of this section the following terms shall have the following meanings:

         "Actual Deferral Percentage" for a Plan Year means, with respect to the Highly Compensated Participant group and Non-Highly Compensated Participant group, the average of the ratios, calculated separately for each Participant in such group, of the amount of Salary-Reduction Contributions made on behalf of each Participant for such Plan Year to such Participant's Compensation for such Plan Year. Such ratios will be calculated to the nearest one-hundredth of one percent. Compensation will be limited to only that Compensation received by the Employee while he was a Participant in the Plan.

         "Compensation" has the meaning given such term by Code section 414(s) and the Regulations issued thereunder.

         "Excess Contributions" means, with respect to a Plan Year, the excess of Employee Salary-Reduction Contributions of Highly Compensated Participants for the Plan Year over the maximum amount of such contributions permitted as an Annual Addition. Excess Contributions will be treated as an Annual Addition.

         "Highly Compensated Participant" means a Participant who is a highly compensated employee as described in Code section 414(q) and the Regulations thereunder who is a Participant and generally means an Employee who performed services for the Employer during the "determination year" and is in one or more of the following groups:

               (i) Employees who at any time during the "determination year" or "look-back year" were "five percent owners" of the Employer (as defined in Code Section 416(i)(1));

               (ii) Employees who received "415 Compensation" during the "look-back year" from the Employer in excess of $80,000.

         The "look-back year" shall be the calendar year ending with or within the Plan Year for which testing is being performed, and the "determination year" (if applicable) shall be the period of time, if any, which extends beyond the "look-back year" and ends on the last day of the Plan Year for which testing is being performed (the "lag period"). If the "lag period" is less than twelve months long, the dollar threshold amount specified in (ii) above shall be prorated based upon the number of months in the "lag period."

         The dollar threshold amount specified in (ii) above shall be adjusted at such time and in such manner as is provided in Regulations. In the case of such an adjustment, the dollar limits which shall be applied are those for the calendar year in which the "look-back year" begins.

         In determining who is a Highly Compensated Participant, Employees who are non-resident aliens and who received no earned income (within the meaning of Code Section 911(d)(2)) from the Employer constituting United States source income within the meaning of Code Section 861(a)(3) shall not be treated as Employees. Additionally, all Affiliates shall be taken into account as a single employer and Leased Employees within the meaning of Code Sections 414(n)(2) and 414(o)(2) shall be considered Employees unless such Leased Employees are covered by a plan described in Code Section 414(n)(5) and are not covered in any qualified plan maintained by the Employer. The exclusion of Leased Employees for this purpose shall be applied on a uniform and consistent basis for all of the Employer's retirement plans. Highly Compensated Former Employees shall be treated as Highly Compensated Employees without regard to whether they performed services during the "determination year."

         "Highly Compensated Former Employee" means a former Employee who had a separation year prior to the "determination year" and was a Highly Compensated Employee in the year of separation from service or in any "determination year" after attaining age 55. Highly Compensated Former Employees shall be treated as Highly Compensated Employees. The method set forth in this Section for determining who is a "Highly Compensated Former Employee" shall be applied on a uniform and consistent basis for all purposes for which the Code Section 414(q) definition is applicable.

         "Non-Highly Compensated Participant" means any Participant who is not a Highly Compensated Participant.

         (c) For purposes of this section, if two or more plans which include cash or deferred arrangements are considered one plan for the purposes of Code section 401(a) or 410(b), the cash or deferred arrangements included in such plans will be treated as one arrangement. For Plan Years beginning after December 31, 1989, plans may be aggregated hereunder only if they have the same plan year.

         (d) Notwithstanding the above, for Plan Years beginning after December 31, 1988, an employee stock ownership plan described in Code section 4975(e)(7) may not be combined with this Plan for purposes of determining whether the employee stock ownership plan or this Plan satisfies this section and Code sections 401(a)(4) , 410(b) and 401(k).

         (e) In the event that the initial allocation of the Participant's Salary-Reduction Contributions does not satisfy one of the tests set forth in this section, the Plan may use any one or a combination of the following:

               (1) The Employer may make a contribution on behalf of the Non-Highly Compensated Participants in an amount sufficient to satisfy one of the tests. Such contributions will hereinafter be referred to as the Employer's Qualified Non-Elective Contributions and will be allocated to each Non-Highly Compensated Participant's Account in the same proportion that each Non-Highly Compensated Participant's Compensation for the Plan Year bears to the total Compensation of all Non-Highly Compensated Participants for such Plan Year.

               (2) The Employer may make a matching contribution on behalf of the Non-Highly Compensated Participants who have elected to make Salary-Reduction Contributions during the Plan Year in an amount based on a percentage of such Salary-Reduction Contributions sufficient to satisfy one of the tests. Such contributions will hereinafter be referred to as the Employer's Qualified Matching Contributions and will be allocated to each affected Non-Highly Compensated Participant's Account for such Plan Year.

               (3) The Highly Compensated Participant having the highest amount of Salary-Reduction Contributions may elect to have his portion of Excess Salary-Reduction Contributions recharacterized as Voluntary Contributions until one of the tests is satisfied, or until the amount of his Salary Reduction Contributions equals the amount of Salary Reduction Contributions of the Highly Compensated Participant having the next highest amount of Salary Reduction Contributions. This process may continue until all of the Excess Contributions are distributed.

         With respect to the recharacterization of Excess Salary-Reduction Contributions pursuant to the preceding paragraph, such amounts:

               will be deemed to have occurred on the date on which the last of those Highly Compensated Participants with Excess Salary-Reduction Contributions to be recharacterized is notified of the recharacterization and the tax consequences of such recharacterization;

               will not exceed the amount of Salary-Reduction Contributions on behalf of any Highly Compensated Participant for any Plan Year;

               will be treated as Voluntary Contributions for the purposes of Code section 401(a) (4) and Regulation 1.401(k)-1(b).

               which relate to Excess Salary-Reduction Contributions recharacterized in Plan Years beginning after December 31, 1988, will be subject to the same distribution rules applicable to Salary-Reduction Contributions. Excess Salary-Reduction Contributions recharacterized in Plan Years ending on or before October 24, 1988, will be subject to the distribution rules applicable to Voluntary Contributions.

         A separate accounting will be maintained for such Recharacterized Salary-Reduction Contributions for the purposes of segregating such contributions from the Participant's Salary-Reduction and Voluntary Contributions.

               (4) Within two and one-half months following the end of each Plan Year, each Highly Compensated Participant, beginning with the Participant having the highest amount of Salary-Reduction Contributions will have the portion of his Salary-Reduction Contributions which is in excess of the limit (and any income or losses allocable to such excess) distributed to him until one of the tests is satisfied, or until the amount of his Salary Reduction Contributions equals the amount of Salary Reduction Contributions of the Highly Compensated Participant having the next highest amount of Salary Reduction Contributions. This process shall continue until all of the Excess Contributions are distributed. Income and losses allocable to such excess will be determined in the same manner as income or losses allocable to "Excess Salary-Reduction Contributions." If such excess (plus income or losses allocable thereto) is not distributed within two and one-half months after the close of the applicable Plan Year, it will be distributed no later than the close of the next following Plan Year and the Employer will pay the applicable excise tax on the amount distributed during the succeeding period. Excess Salary-Reduction Contributions will be considered Annual Additions for the Limitation year in which such contributions were made.

         Notwithstanding the foregoing, in determining the amount of Excess Contributions to be distributed with respect to an affected Highly Compensated Participant, such amount will be reduced by any Excess Salary-Reduction Contributions previously distributed to such affected Highly Compensated Participant for his taxable year ending with or within such Plan Year.

         With respect to items (1) and (2) of this subsection:

               (i) Such contributions will be made within twelve months after the end of the Plan Year; and

               (ii) A separate accounting will be maintained for the purposes of excluding such contributions from the "Actual Contribution Percentage Test."

5.8 Actual Contribution Percentage Tests.

         (a) The Actual Contribution Percentage for the Highly Compensated Participant group for the current Plan year will not exceed the greater of:

               (1) 125 percent of such percentage for the Non-Highly Compensated Participant group for the immediately prior Plan Year; or

               (2) the lesser of 200 percent of such percentage for the Non-Highly Compensated Participant group, or such percentage for the Non-Highly Compensated Participant group plus two percentage points or such lesser amount determined pursuant to Regulations to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Participant described in this section and Code section 401(m)(9)(A). Any Participant eligible to make Voluntary Contributions, if applicable, or to receive matching contributions, if applicable, under this Plan or under any other Plan maintained by the Employer will have his Actual Contribution Percentage reduced pursuant to Regulation 1.401(m). The provisions of Code section 401(m) and Regulations 1.401(m)-l(b) and 1.401(m)-2 are incorporated herein by reference. Provided, this provision regarding the multiple use of the alternative method shall not apply to Plan Years beginning after December 31, 2001.

               (3) To the extent permitted by regulations or other Internal Revenue Service rulings of general applicability, the tests described in (1) and (2) above shall be applied by substituting "for the current Plan Year" for the phrase "for the immediately prior Plan Year" where such phrase appears in subparagraph (1) above. Provided, any such election shall be reflected in an amendment to the Plan.

               (4) A Highly Compensated Participant and Non-Highly Compensated Participant will include any Employee eligible to make Voluntary
Contributions, whether or not such Employee actually makes such contributions.

         (b) For the purposes of this section, the following terms shall have the following meanings:

         "Compensation" has the meaning given such term by Code section 414(s) and the Regulations issued thereunder.

         "Actual Contribution Percentage" for a Plan Year means, with respect to the Highly Compensated Participant group and Non-Highly Compensated Participant group, the average of the ratios (calculated separately for each Participant in each group) of:

               (1) the Participant's Voluntary Contributions, if any, and any excess Salary-Reduction Contributions recharacterized as Voluntary Contributions, if any;

               (2) to the Participant's Compensation for such Plan Year.

         Such ratios will be calculated to the nearest one-hundredth of one percent.

         (c) If two or more plans which include matching contributions or voluntary contributions, or both, are considered as one plan for the purposes of Code section 401(a)(4), 410(b) and 401(m), such plans will be treated as one arrangement. For Plan Years beginning after December 31, 1989, plans may be aggregated under this paragraph (d) only if they have the same plan years.

         (d) Notwithstanding the above, for Plan Years beginning after December 31, 1988, an employee stock ownership plan described in Code section 4975(e)(7) may not be combined with this plan for purposes of determining whether the employee stock ownership plan or this Plan satisfies this section and Code sections 401(a)(4), 410(b) and 401(m).

         (e) If a Highly Compensated Participant is a Participant in two or more plans which include matching contributions or voluntary contributions, or both, all such contributions on behalf of such Highly Compensated Participant will be aggregated for the purpose of determining the contribution percentage with respect to such Highly Compensated Participant.

         (f) In the event that neither of the tests specified in this section are satisfied, the Plan may use one or a combination of the following:

               (1) Within two and one-half months following the end of each Plan Year, each Highly Compensated Participant, beginning with the Participant having the highest amount of Voluntary Contributions (and any excess Salary-Reduction Contributions recharacterized as Voluntary Contributions), will have the portion of his Excess Aggregate Contributions (and any income or losses allocable thereto) which is in excess of the limit (and any income or losses allocable to such excess) distributed to him until one of the tests is satisfied, or until the sum of Voluntary Contributions and any excess Salary-Reduction Contributions recharacterized as Voluntary Contributions equal the sum of the Voluntary Contributions and any excess Salary-Reduction Contributions recharacterized as Voluntary Contributions of the Highly Compensated Participant having the second highest amount of Voluntary Contributions (and any excess Salary-Reduction Contributions recharacterized as Voluntary Contributions). This process shall continue until all of the Excess Aggregate Contributions are distributed.

               Income or losses allocable to such excess will be determined in the same manner as income or loss allocable to Excess Salary-Reduction Contributions.

               Any distribution or forfeiture of less than the entire amount of Excess Aggregate Contributions (and any income or losses allocable to such excess) will be treated as a pro-rata distribution. Distribution of Excess Aggregate Contributions will be designated by the Employer as a distribution of Excess Aggregate Contributions (and any income or losses allocable to such excess). Forfeitures of Excess Aggregate Contributions will be treated in accordance with Article V.

               "Excess Aggregate Contributions" means, with respect to any Plan Year, the excess of:

                  (a) the aggregate amount of Voluntary Contributions, if any, and Excess Salary-Reduction Contributions recharacterized as Voluntary Contributions, if any, over

                  (b) the maximum amount of such contributions permitted under the limitations of this subsection.

               If such excess (plus income or loss allocable thereto) is not distributed within two and one-half months after the close of the applicable Plan year, it will be distributed no later than the close of the next following Plan Year and the Employer will pay the applicable excise tax on the amount distributed after such two and one-half month period. Excess Voluntary Contributions will be considered Annual Additions for the Limitation year in which such contributions were made.

               Any distribution of Excess Contributions, or any distribution or forfeiture of Excess Aggregate Contributions, will be made in accordance with Code section 401(a)(4).

               Income and losses allocable to such excess will be determined in the same manner as income or losses allocable to "Excess Salary-Reduction Contributions."

               (2) The Employer may make a contribution on behalf of the Non-Highly Compensated Participants in an amount sufficient to satisfy one of the tests. Such contributions will hereinafter be referred to as Employer Qualified Non-Elective Contributions and will be allocated to each Non-Highly Compensated Participant's Account in the same proportion that each Non-Highly Compensated Participant's Compensation for the Plan Year bears to the total Compensation of all Non-Highly Compensated Participants for such Plan Year.

               (3) The Employer may make a matching contribution on behalf of the Non-Highly Compensated Participants who have elected to make Voluntary Contributions or Salary-Reduction Contributions during the Plan Year in an amount based on a percentage of such Participant Contributions sufficient to satisfy one of the tests. Such contributions will hereinafter be referred to as the Employer's Qualified Matching Contributions and will be allocated to each affected Non-Highly Compensated Participant's Account for such Plan Year.

               With respect to items (2) and (3) of this subsection:

                      (i) Such contributions will be made within twelve months after the end of the Plan Year; and

                      (ii) A separate accounting will be maintained for the purposes of excluding such contributions from the "Actual Deferral Percentage Test."

                                  ARTICLE VI
                         DISPOSITION OF CONTRIBUTIONS

6.1 Payments to Funding Agent.

         Each Contribution made on behalf of a Participant will be paid to the Funding Agent by the Trustee within the time or times specified in Article V and will be administered in accordance with Article XI and any Contract between the Trustee, if applicable, or Employer and the Funding Agent.

6.2 Investment Options/Subaccounts.

         The Funding Agent will maintain, with respect to each Participant, an individual Investment Subaccount for each separate investment fund in which a Participant participates. Participants will be permitted to direct the Contributions made on their behalf among the Investment Subaccounts established for this purpose. The Participants may choose a Fixed Income Investment Subaccount or one or more Variable Income Investment Subaccounts.

         "Fixed Income Investment Subaccount" is a subaccount which invests in a separate investment fund composed primarily of debt obligations, such as mortgages and bonds, providing a fixed rate of investment return.

         "Variable Investment Subaccount" is a subaccount which invests in a separate investment fund under which the value of the deposits to such account will vary, up and down, to reflect investment income and market value changes. Any one or any combination of the following types of securities may be available:

         (a) common, preferred, foreign or domestic stocks and/or qualified securities of the Employer and/or a subsidiary,

         (b) bonds,

         (c) cash and cash equivalents, and

         (d) open and/or closed-end mutual funds.

6.3 Designation of Contributions to Investment Subaccounts.

         Each Participant will designate to the Administrator the proportion of each Contribution made for him which is to be credited to each of the Investment Subaccounts established for the Participant by the Funding Agent, in accordance with procedures prescribed by the Administrator. Such proportion may be any integral percentage from 0% to 100%. If no such designation is made by the Participant before the first such Contribution is paid to the Funding Agent by the Trustee, 100% of such Contributions, and 100% of each Contribution on his behalf thereafter until such designation is made, will be credited to his Fixed Income Investment Subaccount, or other investment designated by the Employer.

         A Participant may change the proportion of any Contribution made in accordance with Article V which is to be credited to each Investment Subaccount by notifying the Administrator when such change is to become effective, in accordance with procedures prescribed by the Administrator. No such changes may be retroactive. Such changed proportions will apply to such Contributions received by the Funding Agent on or after the later of the effective date of such change, or as soon as practicable following the date of receipt of such notification by the Funding Agent, and will remain in effect until any subsequent change is made by the Participant.

         Any decision by a Participant to invest in any Investment Subaccount pursuant to this Article or to request a loan pursuant to Article VII will constitute an exercise of control over the assets allocated to his account by such Participant to the extent of such exercise of control within the meaning of ERISA section 404(c). Each Participant who so exercises such control will, by such exercise, release and agree, on his behalf and on the behalf of his heirs and beneficiaries, to indemnity and hold harmless the Funding Agent, the Employer, and any officer or employee of any of them, from and against any claim, demand, loss, liability, costs or expense (including reasonable attorney's fees) caused by or arising out of such exercise, including without limitation any diminution in value or losses incurred from such exercise.

6.4 Transfers Between Investment Subaccounts.

         A Participant may transfer amounts among his Investment Subaccounts at any time by notifying the Administrator or its designated representative as provided by the procedures established by the Administrator and communicated to the Participant in writing. Such procedures shall be nondiscriminatory by their terms and in operation and shall comply with the provisions of ERISA section 404(c). If such procedures provide for an oral election, a written confirmation of the oral investment election shall be provided to the Participant as soon as administratively feasible. An election may be revoked only by another election and will remain in effect until such revocation. If no initial election is timely received by the Administrator, the Administrator shall invest the account in a fund designated for such purpose.

         Any transfer made pursuant to this Section 6.4, will be made on the date specified subject to any restrictions imposed in accordance with the terms of any Contract between the Trustee, if applicable, or Employer and the Funding Agent.

6.5 Valuation of Funds and Allocation of Earnings.

         As of each December 31, or such other date upon which the Funding Agent, Trustee and the Administrator will mutually agree, the Funding Agent will determine the fair market value of the Contract, including earnings and losses on each investment fund, and will adjust each Participant's Investment Subaccounts in accordance with such valuation.

                                 ARTICLE VII
                            DISPOSITION OF BENEFITS

7.1 Timing of Distributions.

         If a Participant retires or otherwise terminates his employment (for reasons other than death) with the Employer, the vested portion of his Account will be distributed to him as of his Distribution Date except as otherwise provided in section 7.2 and as follows:

         (a) If the vested portion of the Participant's Account as of the date of his termination is less than or equal to $5,000, the Participant will be deemed to have elected a single sum payment and such payment will be made as soon as practicable following the date of retirement or termination. The consent of the Participant will not be required to make such distribution.

         (b) If the vested portion of the Participant's Account as of the date of his termination is greater than $5,000, upon advance notice in the form and manner prescribed by the Administrator, a Participant may request a distribution of all or a part of the vested portion of his Account at any date on or after the Participant's day of termination, but not later than the Participant's Required Beginning Date. In no event will distribution of any portion of the Participant's Account pursuant to this subsection (b) be made prior to such Participant's Normal Retirement Date unless the Participant consents. The consent of the Participant will be obtained in writing within the 90-day period ending on the date the Participant's Account is distributed to him.

         Notwithstanding anything to the contrary herein, the consent of the Participant is not required to satisfy the requirements of section 7.5.

         Unless a Participant elects to defer payment of his benefit pursuant to section 7.2, subject to section 7.5, all distributions made pursuant to this section will commence no later than 60 days after the end of the Plan Year in which the latest of the following events occurs:

               (1) the earlier of age 65 or Normal Retirement Date,

               (2) the Participant's 5th anniversary in the Plan, or

               (3) the Participant's termination date.

         The Employer will notify the Funding Agent in writing of the termination date or Distribution Date of each Participant.

7.2 Deferral of Distribution Date.

         A retired or terminated Participant may elect, by notice, in accordance with procedures and in the form and manner prescribed by the Administrator, to the Funding Agent, to defer his Distribution Date, but not beyond his Required Beginning Date.

7.3 Method of Distribution.

         A Participant may elect to receive a distribution of his Account in any of the following forms:

         (a) a single sum payment equal to the value of his Account;

         (b) a fixed dollar annuity which provides for a series of payments the amount of which is the same each month and is fixed at the date payments commence;

         (c) a systematic withdrawal method providing monthly, quarterly, semi-annual or annual installments made over a specified period of time or made in a specified dollar amount, which ever method is selected by the Participant, until the Participant's Account is liquidated. The Participant may continue to make transfers pursuant to Article VI. The minimum payment allowable under this method of distribution is $250. The Participant must have an Account balance greater than or equal to $15,000; or

         (d) a combination of any or all of a, b or c.

         An election by a married Participant to receive his benefits in any form other than a "Qualified Joint and Survivor Life Annuity" providing for payments after his death to his Eligible Spouse must be made pursuant to a Qualified Election unless:

               the Participant does not elect to receive a distribution of his account in the form of a life annuity, and this Plan is not a Transferee Plan with respect to such Participant. This Plan will be considered a "Transferee Plan" with respect to any Participant if any portion of his Account is attributable to amounts transferred from a defined benefit plan, money purchase plan, stock bonus or profit-sharing plan which would otherwise provide for a life annuity form of payment to the Participant.

         Under the "Qualified Joint and Survivor Annuity" the first payment is made to the Participant as of his Distribution Date. Subsequent monthly payments are made to the Participant each month thereafter throughout his remaining lifetime, terminating with the last monthly payment before the death. Following the Participant's death, monthly payments are continued to the Participant's Eligible Spouse. The monthly payment to the Eligible Spouse is equal to 50% of the monthly payment which was payable to the Participant during the Participant's lifetime.

         Any annuity form must provide for payment to be made over:

               (1) the life of the Participant;

               (2) the lives of the Participant and his Eligible Spouse if payments are to be made to the spouse, otherwise his designated beneficiary;

               (3) a period not extending beyond the Participant's life expectancy; or

               (4) a period not extending beyond the life expectancy of the Participant and his Eligible Spouse, if applicable, otherwise his designated beneficiary.

         A Participant may not elect any form of annuity providing monthly payments to a contingent annuitant or designated beneficiary who is other than his spouse, unless the actuarial value of the monthly annuity benefit expected to be payable to the Participant is more than 50% of the actuarial value of the aggregate monthly benefits expected to be payable under such annuity form. In no event, however, may the amount of each monthly payment to a contingent annuitant or designated beneficiary exceed that payable to the Participant.

         (e) Eligible Rollover Distributions.

         Notwithstanding the optional forms of payment listed above, a distributee may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

               (1) Eligible Rollover Distribution. An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); any other distribution that is reasonably expected to total less than $200 during a year; and any hardship distribution described in Code section 401(k)(2)(B)(i)(IV). Effective for distributions made after December 31, 2001, a portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

               (2) Eligible Retirement Plan. Effective for distributions made prior to January 1, 2002, an eligible retirement plan is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code
Section 403(a), or a qualified trust described in Code Section 401(a), that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity. Effective for distributions made after December 31, 2001, an eligible retirement plan is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), a qualified trust described in Code Section 401(a), an annuity contract described in Code Section 403(b), or an eligible plan under Code Section 457(b) (maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state), where the plan sponsor agrees to accept the distributee's eligible rollover distribution and, in the case of a 457(b) plan or 403(b) annuity contract, also agrees to separately account for such transferred amounts; the definition of an eligible retirement plan shall also apply in the case of a eligible rollover distribution to a surviving spouse or to a spouse or former spouse who is an alternate payee, as defined in Code
Section 414(p).

               (3) Distributee. A distributee includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code
Section 414(p), are distributees with regard to the interest of the spouse or former spouse.

               (4) Direct Rollover. A direct rollover is a payment by the plan to the eligible retirement plan specified by the distributee.

7.4 Qualified Election.

         A "Qualified Election" means an election made by a Participant (a) to receive benefits in a form other than a Qualified Joint and Survivor Annuity providing for payments after his death to his Eligible Spouse or (b) to designate a Beneficiary other than his spouse to receive the death benefit described in Article VIII.

         Any such election must be in writing and must be consented to by the Participant's spouse. Such election will designate a beneficiary (or a form of benefit) that may not be changed without spousal consent (unless the consent of the spouse expressly permits designations by the Participant without the requirement of further consent from the spouse). The spouse's consent must acknowledge the effect of such election and be witnessed by a Plan representative or a notary public. Notwithstanding this consent requirement, if the Participant establishes to the satisfaction of a Plan representative that such written consent cannot be obtained because there is no spouse or the spouse cannot be located, either election described above by the Participant will be deemed a Qualified Election. Any consent necessary under this paragraph will be valid only with respect to the spouse who signs the consent, or in the event of a deemed Qualified Election, the designated spouse. Additionally, a revocation of a prior election may be made by a Participant without the spouse's consent at any time before a distribution of the Participant's Account is made. The number of revocations will not be limited.

         The election period to waive the Qualified Joint and Survivor Annuity will be the 90-day period ending on the Annuity Starting Date. For purposes of this section, the "Annuity Starting Date" means the first day of the first period for which an amount is payable as an annuity or as periodic installments or, in the case of a benefit not payable in the form of an annuity or as periodic installments, the date on which the Participant's Account is distributed to him.

         The Administrator will provide to each Participant, no less than 30 days and no more than 90 days prior to the Annuity Starting Date, a written explanation, in a manner calculated to be understood by him, of:

         (a) the terms and conditions of the Qualified Joint and Survivor
Annuity;

         (b) the Participant's right to make, and the effect of, an election to waive the Qualified Joint and Survivor Annuity;

         (c) the right of the Participant's spouse to consent to any election to waive the Qualified Joint and Survivor Annuity;

         (d) the right of the Participant to revoke such election, and the effect of such revocation.

         The Administrator may, on a uniform and nondiscriminatory basis, provide for other election periods that comply with Regulations under Code Sections 401(a)(11) and 417.

7.5 Distribution Requirements.

         The requirements of this section will apply to any distribution of a Participant's interest and will take precedence over any inconsistent provisions of this Plan.

         (a) All distributions made pursuant to this Plan will comply with Code section 401(a)(9) and the Regulations issued thereunder, and requirements similar to the incidental death benefit requirement of Code section 401(a).

         (b) "Required Beginning Date." The entire interest of a Participant must be distributed or begin to be distributed no later than the Participant Required Beginning Date. The Required Beginning Date of a Participant who has not attained age 70-1/2 prior to January 1, 1989 is April 1 of the calendar year following the calendar year in which the Participant attains age 70-1/2, whether or not such Participant has retired. The Required Beginning Date of a Participant who attained age 70-1/2 before January 1, 1989 is April 1 of the calendar year following the calendar year in which the later of retirement or attainment of age 70-1/2 occurs. The Required Beginning Date of a Participant who attains age 70-1/2 during 1988 and who has not retired as of January 1, 1989 is April 1, 1990. The Required Beginning Date of a Participant who attains age 70-1/2 after December 31, 2001 (and who is not a Five-Percent owner), is April 1 of the calendar year following the calendar year in which the later of his retirement or attainment of age 70-1/2 occurs. Notwithstanding the preceding, if a Participant is a Five-Percent owner, his Required Beginning Date is April 1 of the calendar year following the calendar year in which the Participant attains age 70-1/2, regardless of when such Participant attained age 70-1/2 and whether or not he is retired.

         (c) Limits on Distribution Periods. Distributions, if not made in a single sum, may only be made over one of the following periods:

               (1) the life of the Participant;

               (2) the lives of the Participant and his spouse if payments are to be made to the spouse, otherwise his designated Beneficiary;

               (3) a period certain not extending beyond the Participant's life expectancy; or

               (4) a period certain not extending beyond the life expectancy of the Participant and his spouse if applicable, otherwise his designated Beneficiary.

         (d) Minimum Distributions, Annuities. If the Participant's benefit is distributed in the form of an annuity purchased from a Funding Agent, distributions thereunder will be made in accordance with the requirements of Code section 401(a)(9) and the Regulations thereunder.

         (e) If a Participant dies after distribution of his interest has begun, the remaining portion of his interest will be distributed at least as rapidly as under the form of benefit being used on the date of his death.

         (f) Notwithstanding any provision of the Plan to the contrary, with respect to distributions under the Plan made for calendar years beginning on or after January 1, 2002, the Plan will apply the minimum distribution requirements of section 401(a)(9) of the Internal Revenue Code in accordance with the regulations under section 401(a)(9) that were proposed on January 17, 2001. This amendment shall continue in effect until the end of the last calendar year beginning before the effective date of final regulations under section 401(a)(9) or such other date as may be specified in guidance published by the Internal Revenue Service.

7.6 In-Service Withdrawals.

A participant may withdraw amounts from his account(s) before his separation from service only under the circumstances and only to the extent provided below. Effective as of January 1, 2002, such contributions may be distributed upon severance from employment and any reference herein to "separation from service" shall be construed to mean severance from employment with the Employer. The Qualified Election requirements of Section 7.4 shall apply to a withdrawal as provided in this Section 7.6 or if this Plan is, with respect to the Participant, a direct or indirect transferee of a defined benefit plan, money purchase pension plan (including a target benefit plan), or a stock bonus or profit sharing plan which would otherwise have provided for a qualified joint and survivor life annuity as the normal form of payment to the Participant.

         Voluntary Contributions.
         -----------------------

         A Participant may elect, while in the employ of the Employer, to withdraw any or all of the portion of his Account which is attributable to his Voluntary Contributions and any income or earnings thereon.

         If the withdrawal is requested prior to the Participant's attainment of age 62, the Participant's Eligible Spouse must give written consent pursuant to the terms of a Qualified Election.

         Any Participant receiving a withdrawal of all or a portion of his Voluntary Contributions will be permitted only one such withdrawal in any twelve (12) month period.

         He will also not be permitted to make additional Voluntary Contributions for a period of one (1) year following the date such withdrawal is made.

         Salary-Reduction Contributions.
         ------------------------------

         A Participant may elect, while in the employ of the Employer, to withdraw any or all of his Account attributable to Salary-Reduction Contributions upon the first to occur of:

         (a) his attainment of age 59 1/2 or

         (b) proven "Financial Hardship."

               Effective January 1, 1989, withdrawals for proven Financial Hardships will be limited to:

                      (A) the Participant's Salary Reduction Contributions, and, if applicable, any QNECs and/or QMACs made on behalf of such Participant, made before January 1, 1989, and any income or earnings credited thereon through December 31, 1988; and

                      (B) the Participant's Salary Reduction Contributions made after January 1, 1989, without regard to any income or earnings thereon, and, if applicable, without regard to the portion of his Account attributable to any QNECs and/or QMACs and income or earnings thereon.

         "Financial Hardship" means the immediate financial need of a Participant associated with the following:

               (a) medical expenses described in Code section 213 for the Participant, spouse or dependents;

               (b) tuition and related educational expenses for the next twelve months of post-secondary education for the Participant, spouse or dependents;

               (c) costs directly related to the purchase of the principle residence for the Participant (excluding mortgage payments);

               (d) funeral expenses;

               (e) payments necessary to prevent eviction of the Participant from the Participant's principal residence or foreclosure on the mortgage on such residence; or

               (f) such other circumstances as the Plan Administrator may determine within the intent of this section.

         In the event of such hardship withdrawal, the Participant may continue his participation in the Plan without interruption.

         A Participant will not be permitted to make a hardship withdrawal under this section unless he has already withdrawn any amount credited to his Voluntary Contribution Account, if any.

         If a Participant requests a hardship withdrawal prior to age 62, the Participant's Eligible Spouse must give written consent pursuant to the terms of a Qualified Election.

However, if a Participant receives a hardship distribution, his right to elect a Salary-Reduction Contribution under this Plan and any other plan sponsored by the Employer shall be suspended for 12 months after the receipt of such distribution; provided, for distributions after December 31, 2001, the suspension period shall be a six-month period. Further, the Participant may not elect a Salary-Reduction Contribution for his Taxable Year immediately following the Taxable Year of the hardship distribution in excess of the applicable limit under Code section 402(g) for such Taxable Year less the amount of such Participant's Salary-Reduction Contribution for the Taxable Year of the hardship distribution.

         Rollovers.
         ---------

         A Participant may elect, while in the employ of the Employer, to withdraw any or all of the portion of his Account which is attributable to his Rollover Contributions.

         If a Participant requests such withdrawal prior to age 62, the Participant's Eligible Spouse must give written consent pursuant to the terms of the Qualified Election.

7.7 Loans.

         (a) Terms and Conditions.

         The Plan will provide loans to Participants in accordance with loan procedures adopted by the Administrator. Loan procedures shall be contained in a separate written document which, when properly executed, is hereby incorporated by reference and made a part of the Plan. Furthermore, such Participant loan procedures may be modified or amended in writing from time to time without the necessity of amending this Section. To the extent not in conflict with such loan procedures in effect from time to time, the conditions and restrictions set forth below shall apply to Participant loans under the
Plan:

               (1) Application and Approval. A Participant may make an application, in accordance with procedures and in the form and manner prescribed by the Administrator, with the Administrator for a loan of a stated amount and term and for a stated purpose.

The application shall be consented to by the participant's spouse, and the spousal consent shall be witnessed by a plan representative or notary public. Such spousal consent will not be required if the loan amount is not in excess of $5,000 or if, with respect to the participant, this plan is not a direct or indirect transferee of a defined benefit plan, money purchase pension plan (including a target benefit plan), or a stock bonus or profit sharing plan which would otherwise have provided for a qualified joint and survivor life annuity as the normal form of distribution payment to the participant. If spousal consent is required hereunder, it shall be obtained in compliance with and have the effect described under Section 7.4 Qualified Election.

All loans shall be subject to the approval of the Administrator. Loans shall be available to all Participants on a reasonably equivalent and non-discriminatory basis. In considering a loan, the Administrator may take into account the availability of cash in the fund. To the extent prohibited by the Code and ERISA, no loans shall be made to any owner-employee or to any shareholder-employee (within the meaning of Code Section 1379(b)).

On or after July 1, 1991 and before January 1, 2002, only two (2) outstanding loans at a time shall be permitted for each Participant taking a loan. Effective January 1, 2002, a Participant is permitted to have only one (1) loan outstanding at a time, provided, however; that if, prior to January 1, 2002, a Participant had more than one (1) Plan loan outstanding, the Participant is permitted to continue such loans, but will not be permitted to take a new loan until all such loans have been repaid. For purposes of determining how many outstanding loans a Participant has, a loan that is in default shall be considered outstanding.

An assignment or pledge or any portion of the Participant's interest in the Plan and a loan, pledge, or assignment with respect to any insurance contract purchased under the Plan, shall be treated as a Participant loan under this paragraph.

               (2) Amount. No loan shall exceed the Participant's current vested accrued benefit. Further no loan to any Participant may be made to the extent that such loan, when added to the outstanding balance of all other loans to the Participant, would exceed the lesser of:

                      (i) $50,000, reduced by the excess (if any) of:

                           (A) the highest outstanding balance of loans from
the Plan during the one-year period ending on the day before the date on which such loan is made, over

                           (B) the outstanding balance of loans from the Plan
on the date on which such loan is made; or

                      (ii) One-half the present value of the nonforfeitable accrued benefit of the Participant which is credited to his accounts.

For the purpose of the above limitation, all loans from all plans of the Employer and other members of a group of employers described in Code Sections 414(b), 414(c), and 414(m) shall be aggregated. The amounts of the loan may not be less than the minimum loan amount which may be established by the Administrator for the Plan on a uniform and non-discriminatory basis. Such minimum loan amount shall not exceed $1,000. Loans shall not be made available to highly compensated employees, (as defined in Code Section 414(1)) in an amount greater than the amount made available to other employees, except to the extent that the then vested account balances may be greater.

               (3) Term. The period of repayment for any loan shall be arrived at by mutual agreement between the Administrator and the Participant; provided that any such loan will by its terms require repayment within five years unless such loan is used to acquire a dwelling unit which within a reasonable time (determined at the time the loan is made) will be used as the Participant's principal residence. Repayment shall, in any event, be made before the participant's normal requirement age, and the loan shall not be renewable. The loan shall require substantially level payments of principal and interest not less frequently than quarterly.

               (4) Interest Rate. Each loan shall bear reasonable interest at a fixed rate to be determined by the Administrator. The Administrator shall not discriminate among Participants in the matter of interest rates; but loans granted at different times may bear different interest rates if, in the opinion of the Administrator, the differences in rates are justified by general economic conditions. The Administrator shall determine the interest rate by using the prime rate plus 1%. The rate shall be set not less frequently than at the beginning of each calendar quarter for all loans approved during that period.

               (5) Security. Each loan shall be evidenced by the borrowing Participant's promissory note, in the amount of the loan, plus interest, payable to the order of the Plan. Also, each loan shall be adequately secured by the Participant's assignment to the Plan of all of the right, title or interest in and to the fund up to the amount of the outstanding loan balance.

Default on the note shall be treated as a distributable event under this Plan subject to the restrictions below. In the event of default, foreclosure on the note and attachment of security shall not occur until after the earlier of a distribution made under Section 7.3 or Section 7.6(a) of this plan or the last day of the calendar quarter following the calendar quarter in which the required installment was due without the default being cured and in any case not later than the date which is the fifth anniversary of the making of the loan. However, to the extent the loan is attributable to the Participant's Salary-Reduction Contributions Account, the Participant's Voluntary Contributions Account, the Employer's Qualified Matching Contributions Account (if any) or the Employer's Qualified Non-Elective Contributions Account (if any), attachment of security shall not occur until the Participant separates from service. If any amount of principal or interest is outstanding to any Participant at a time when distribution of benefits is to be made, then such loan, including accrued interest thereon, shall be treated as a partial distribution of the total benefit payable to such Participant or former participant, and the note canceled. In such an event, the Participant's vested accrued benefit under the applicable accounts shall be reduced pro rata.

         (b) Participant Loan Sub-Accounts.

In the case of a Participant who has been granted a loan hereunder, the Administrator shall establish a Participant Loan Sub-Account for the Participant in an amount equal to the initial principal amount of the loan. Interest and principal payments made by a Participant during a Plan Year shall be deposited in the Participant Loan Sub-Account. As of the last day of each Plan Year, all accumulated amounts shall be transferred out of said sub-account and invested under the Plan's specified investment provisions. Any additional fees or charges or taxes incurred with respect to the administration of Participant Loan Sub-Account may be charged to such Participant's account, or such fee may be paid by the Employer.

                                 ARTICLE VIII
                                DEATH BENEFITS

8.1 Pre-Retirement Death Benefits.

         Unless the Participant makes a Qualified Election, his Eligible Spouse will be his designated Beneficiary. Upon the death of such Participant before his Distribution Date, 100% of his Account will be applied to purchase an annuity for the life of the Participant's designated Beneficiary, unless the designated Beneficiary elects a different form of benefit as provided in item (a) following:

         (a) The designated Beneficiary, unless the Participant has directed otherwise, may elect to receive his distribution under a method described in
Article VII.

         (b) Distributions in other than the single payment form will be subject to the following conditions, except as otherwise provided under
Section 7.5(f) above:

               (1) if the designated Beneficiary is the Participant's Eligible Spouse,

                      (A) such distribution form must provide for payment to be made over the life of the Eligible Spouse (or over a period not exceeding the life expectancy of the Eligible Spouse), and

                      (B) such distribution must commence to the Eligible Spouse on or before the later of (i) December 31 of the calendar year immediately following the calendar year in which the Participant dies, and
(ii) December 31 of the calendar year in which the Participant would have attained age 70-1/2.

               (2) If the designated Beneficiary is other than the Participant's Eligible Spouse,

                      (A) such distribution form must provide for payment to be over the life of the designated Beneficiary (or over a period not exceeding the life expectancy of the designated Beneficiary), and

                      (B) such distribution must commence on or before December 31 of the calendar year immediately following the calendar year in which the Participant died.

         (c) If the single payment form of distribution is elected by the Eligible Spouse or designated Beneficiary, the total value of the Participant's Account must be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant's death, except as otherwise permitted in accordance with Section 7.5(f) above.

         (d) In no event will an annuity distribution be permitted under this section if the value of the portion of the Participant's Account being used to purchase such annuity is not in excess of $5,000.

8.2 Post-Retirement Death Benefits.

         Any payments after the death of a Participant for whom an annuity has been purchased, will be paid in accordance with the terms of the annuity form selected.

         Payments to a Beneficiary must be made at least as rapidly as such payments were being made to the Participant. If an annuity has not been purchased for such Participant, then unless the Participant has directed otherwise the Beneficiary may elect to receive his benefit under any of the methods of distribution described in Article VII.

8.3 Distribution Requirements.

         All distributions made pursuant to this Article will comply with Code section 401(a)(9) (including, but not limited to, the minimum distribution rules) and the Regulations issued thereunder and requirements similar to the incidental death benefit requirements of Code section 401(a).

                                  ARTICLE IX
                              GENERAL PROVISIONS

9.1 Non-Alienation of Benefits.

         Subject to the exceptions provided below, no benefit which will be payable to any person out of the Trust Fund (including a Participant or his Beneficiary) will be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same will be void; and no such benefit will in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements, or torts of any such person, nor will it be subject to attachment or legal process for or against such person, and the same will not be recognized except to such extent as may be required by law.

         This section will not apply to the extent a Participant is indebted to the Plan, by reason of a qualified plan loan under this Plan. At the time a distribution is to be made to or for a Participant's or Beneficiary's benefit, such proportion of the amount to be distributed as will equal such indebtedness will be paid to the Plan, to apply against or discharge such indebtedness. Prior to making a payment, however, the Participant or Beneficiary must be given written notice by the Administrator that such indebtedness is to be paid in whole or part from the Participant's Account. If the Participant or Beneficiary does not agree that the indebtedness is a valid claim against the Participant's Account, he will be entitled to a review of the validity of the claim in accordance with procedures provided in Article III.

         This provision will not apply to a "qualified domestic relations order" defined in Code section 414(p), and those other domestic relations orders permitted to be so treated by the Administrator under the provisions of the Retirement Equity Act of 1984. The Administrator will establish a written procedure to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders. Further, to the extent provided under a "qualified domestic relations order," a former spouse of a Participant will be treated as the Eligible Spouse for all purposes under the Plan.

         This Plan specifically permits distribution to an alternate payee under a qualified domestic relations order at any time, irrespective of whether the Participant has attained his earliest retirement age (as defined under Code section 414(p)) under the Plan. A distribution to an alternate payee prior to the Participant's attainment of earliest retirement age is available only if: (1) the order specifies distribution at that time or permits an agreement between the Plan and the alternate payee to authorize an earlier distribution; and (2) if the present value of the alternate payee's benefits under the Plan exceeds $5,000, and the order requires, the alternate payee consents to any distribution occurring prior to the Participant's attainment of earliest retirement age.

         Furthermore, with respect to judgments, orders, decrees issued and settlement agreements entered into on or after August 5, 1997, as described in Code Section 401(a)(13)(C), a Participant's benefit may be reduced if a court order or requirement to pay arises from: (1) a judgment of conviction for a crime involving the Plan; (2) a civil judgment (or consent order or decree) that is entered by a court in an action brought in connection with a breach (or alleged breach) of fiduciary duty under ERISA; or (3) a settlement agreement entered into by the Participant and either the Secretary of Labor or the Pension Benefit Guaranty Corporation in connection with a breach of fiduciary duty under ERISA by a fiduciary or any other person. The court order, judgment, decree, or settlement agreement must specifically require that all or part of the amount to be paid to the Plan be offset against the Participant's Plan benefits. If the survivor annuity requirements of Code
Section 401(a)(11) apply with respect to distributions from the Plan to the Participant and the Participant has a spouse at the time at which the offset is to be made, such offset shall not be made unless the Plan complies with Code Section 401(a)(13)(C)(ii).

9.2 Non-Guarantee of Employment.

         The adoption of the Plan and Trust will not be deemed to be a contract between the Employer and any Participants. Nothing contained in the Plan will be deemed to give any Participant the right to be retained in the employ of the Employer or to interfere with the managerial prerogatives and decisions of the Employer.

9.3 Beneficiary.

         The designation of a Participant's Beneficiary will be made by filing with the Administrator a written designation identifying such Beneficiary. Such designation may be changed or revoked by written notice filed with the Administrator.

         If the Participant's Beneficiary is not a natural person receiving payments in his own right, then payment will be made only in a single sum. If more than one Beneficiary of a Participant is concurrently entitled to receive annuity payments, or if the monthly annuity payment to any Beneficiary would be less than $50, or such other amount established from time to time by the Administrator, and the value of such benefit is less than or equal to $5,000 (as described in Regulation 1.417(e)-l(b)), then, the value as determined by the Administrator of such annuity will be paid in a single sum.

         If there is no Beneficiary to receive any amount which becomes payable to a Beneficiary in accordance with the terms of the Plan, such amount will be payable to the estate of the last to die of the Participant, his Eligible Spouse, if any, his contingent annuitant, if any, and his Beneficiary. The Administrator, at its option, may pay any amount which would otherwise be payable to the estate of the Participant to any one, or jointly to any number, of the following surviving relatives of the Participant who appear to the Administrator to be equitably entitled to payment because of expenses incurred in connection with the burial or last illness of the
Participant: spouse, children, parents, brothers, sisters.

9.4 Gender and Headings.

         Words in the masculine gender will include the feminine, the singular will include the plural, and vice versa, unless qualified by the context. Any headings used herein are included for the ease of reference only, and are not construed so as to alter any of the terms hereof.

9.5 Construction.

         The Plan and Trust will be interpreted, administered and enforced in accordance with the Code and the Act, and the rights of Participants, former Participants, Beneficiaries and all other persons will be determined in accordance therewith; provided, however, that, to the extent that state law is applicable, the laws of the state of residence of the Participant in question, or if none, the state in which the principal office of the Administrator will apply.

9.6 Plan Document.

         A copy of the Plan and Trust and any and all future amendments thereto will be available for inspection at all reasonable times to all Participants at the office of the Employer.

9.7 Plan Binding.

         The Plan and each and every provisions thereof will be binding on the parties hereto and their respective heirs, executors, administrators and assigns.

9.8 Substitute Payee.

         The Administrator may refuse to make payment to anyone who, in its opinion, is incapable of giving a valid receipt for such payment. Unless and until claim is made by a duly appointed guardian or committee of such person, the Administrator may make such payment to any person, institution or agency then, in the judgment of the Administrator, contributing toward or providing for the care and maintenance of such person.

9.9 Dividends.

         Any dividends credited to a Contract or Contracts between the Trustee and the Funding Agent will be used to provide additional benefits under the Plan.

9.10 Location of Participant or Beneficiary.

         In the event that all, or any portion, of the distribution payable to a Participant or his Beneficiary hereunder will remain unpaid at the expiration of five years after it will become payable, solely by reasons of the inability of the Administrator, after sending a registered letter, return receipt requested, to the last known address, and after further diligent effort, to ascertain the whereabouts of such Participant or his Beneficiary, the amount so distributable will be treated as a forfeiture. In the event a Participant or Beneficiary is located subsequent to this benefit being forfeited, such benefit will be restored. Any forfeiture arising pursuant to this section will be used as specified in Article V.

9.11 Mistake of Fact Contributions.

         Except as provided below and otherwise specifically permitted by law, it will be impossible by operation of the Plan and Trust, by termination, by power of revocation or amendment, by the happening of any contingency, by collateral arrangement or by any other means, for any part of the corpus or income of the Trust Fund maintained pursuant to the Plan or any funds contributed thereto to be used for, or diverted to, purposes other than the exclusive benefit of Participants, retired Participants, or their Beneficiaries.

         In the event the Employer makes a contribution under a mistake of fact pursuant to Section 403(c)(2)(A) of the Act, the Employer may demand repayment of such contribution at any time within one (1) year following the time of payment and the Funding Agent will return such amount to the Employer within the one (1) year period. Earnings of the Plan attributable to the contributions may not be returned to the Employer but any losses attributable thereto must reduce the amount so returned.

9.12 Payment of Expenses.

         All expenses of administration may be charged against the amount standing to the credit of each Participant's Account, unless paid by the Employer. Such expenses will include any expenses incident to the functioning of the Administrator, including but not limited to, fees of accountants, counsel, and other specialists and their agents, and other costs of administering the Plan and Trust. Until paid, the expenses will constitute a liability of the Trust Fund. However, the Employer may reimburse the Trust Fund for any administration expense incurred. Any administration expense paid to the Trust Fund as reimbursement will not be considered an Employer Contribution.

9.13 Legal Action.

         In the event any claim, suit, or proceeding is brought regarding the Plan established hereunder to which the Administrator or a Named Fiduciary may be a party, and such claim, suit or proceeding is resolved in favor of the Administrator or such Named Fiduciary they will be entitled to be reimbursed from the Trust Fund for any or all costs, attorney's fees, and other expenses pertaining thereto incurred by them for which they will have become liable. Such expenses may be charged proportionately against the amount standing to the credit of each Participant's Account, unless paid by the Employer.

9.14 Bonding.

         Every Plan fiduciary, except a bank or an insurance company, unless exempted by the Act and regulations thereunder, will be bonded in an amount not less than 10% of the amount of the funds such fiduciary handles; provided, however, that the minimum bond will be $1,000 and the maximum bond, $500,000.

         The amount of funds handled will be determined at the beginning of each Plan Year by the amount of funds handled by such person, group, or class to be covered and their predecessors, if any, during the preceding Plan Year, or if there is no preceding Plan Year, then by the amount of the funds to be handled during the then current year. The bond will provide protection to the Plan against any loss by reason of acts of fraud or dishonesty by the fiduciary alone or in connivance with others. The surety will be a corporate surety company (as such term is used in Act Section 412(a)(2)), and the bond will be in a form approved by the Secretary of Labor. Notwithstanding anything in the Plan and Trust to the contrary, the cost of such bonds will be an expense of the Plan and Trust and may, at the election of the Administrator, be paid from the Trust Fund or by the Employer. If such amount is to be paid from the Trust Fund, such amounts may be charged against the amount standing to the credit of each Participant's Account.

9.15 Employer's and Trustee's Protective Clause.

         Neither the Employer, the Trustee nor its successor will be responsible for the validity of any Contract issued hereunder or for the failure on the part of the Funding Agent to make payments provided by any such Contract, or for the action of any person which may delay payment or render a Contract null and void or unenforceable in whole or in part.

9.16 Funding Agent's Protective Clause.

         The Funding Agent who will issue Contracts hereunder will not have any responsibility for the validity of this Plan or for the tax or legal aspects of this Plan and Trust. The Funding Agent will be protected and held harmless in acting in accordance with any written direction of the Administrator, and will have no duty to see to the application of any funds paid to a trustee, nor be required to question any actions directed by a trustee. Regardless of any provision of this Plan and Trust, the Funding Agent will not be required to take or permit any action or allow any benefit or privilege contrary to the terms of any Contract which it issues hereunder, or the rules of the Funding Agent.

9.17 Return of Contributions

         Except as specifically stated in the Plan and Trust, any contribution by the Employer to the Trust Fund is conditioned upon the deductibility of the contribution by the Employer under the Code and, to the extent any such deduction is disallowed, the Employer may within one (1) year following a final determination of the disallowance, whether by agreement with the Internal Revenue Service or by final decision of a court of competent jurisdiction, demand repayment of such disallowed contribution and the Funding Agent will return such contribution within one (1) year following the disallowance. Earnings of the Plan and Trust attributable to the excess contribution may not be returned to the Employer, but any losses attributable thereto must reduce the amount so returned.

9.18 Military Service

         Notwithstanding any provision of this Plan to the contrary, contributions, benefits, and service credit with respect to qualified military service will be provided to the extent required by with Section 414(u) of the Internal Revenue Code.

9.19 Use of Electronic Media

         Notwithstanding anything in the Plan to the contrary, any requirement for written notification, election or consent by the Employer, Administrator, a Participant or a Beneficiary, as the case may be, under the Plan may be validly made by an electronic medium to the extent permitted under Regulations and the Act.

                                  ARTICLE X
                           AMENDMENT OR TERMINATION

10.1 Authority to Amend or Terminate Plan.

         The Employer intends this Plan and Trust to be permanent and to continue indefinitely but necessarily reserves the right to terminate it at any time or to modify, alter or amend the Plan and Trust in any respect, retroactively or otherwise at any time or times. Such amendment shall be stated in writing, shall be authorized by action of the Board under the corporate bylaws, and shall designate the person to execute the amendment. No modification, amendment, termination or any other change of the Plan and Trust may provide that the assets of the Plan and Trust or the income thereon may be used for or diverted to purposes other than the Plan and Trust, nor may any change in the Plan reduce any vested interest of a Participant at the time of such change unless such change is executed for the purpose of securing an opinion from any governmental agency that the Plan and Trust satisfies the requirements of any law or regulation administered by such agency.

         No amendment made to the Plan and Trust will decrease the amount of a Participant's Account or eliminate an optional form of distribution with respect to amounts in his Account as of the effective date of that amendment, except as provided by Treasury Regulations. Notwithstanding the preceding sentence, the amount of a Participant's Account may be reduced to the extent permitted under Code section 412(c)(8). Furthermore, no amendment made to the Plan and Trust will have the effect of decreasing a Participant's vested right to his Account determined without regard to such amendment as of the later of the date such amendment is adopted or the date it becomes effective.

10.2 Non-Forfeitability of Accrued Pension upon Plan Termination.

         Upon the complete discontinuance of Employer Contributions, inclusive of Salary-Reduction Contributions, to the Plan or upon termination or partial termination of the Plan and Trust, each Participant will have a nonforfeitable right to the entire amount of his Account. Upon such discontinuance or termination without the establishment of another defined contribution plan other than an employee stock ownership plan (as defined in Code section 4975(g) or Code section 409) or a simplified employee pension plan (as defined in Code section 408(k)), each Participant's Account will be distributed in a manner which is consistent with and satisfies the provisions of this Plan regarding distributions. Except as permitted by Regulations, the termination of this Plan and Trust will not result in the reduction of Code section 411(d)(6) protected benefits.

10.3 Substitution of Funding Agent.

         Anything in this Article X to the contrary notwithstanding, the Employer may at any time change the Funding Agent and transfer all contributions and the value of all Participants' Accounts to such successor Funding Agent. Such transfer will be made in accordance with the terms of any Contract between the Trustee, if applicable, or Employer and the Funding Agent. Any such change will not be considered a deprivation of any Participant's rights to, or any reduction in, any benefits accrued under the Plan.

10.4 Merger or Consolidation.

         If this Plan merges or consolidates with or transfers assets or liabilities to any other plan, each Participant covered under this Plan must be entitled to receive a benefit after the merger, consolidation or transfer which, if said plan then terminated, would be equal to or greater than his benefit under this Plan immediately prior to such merger, consolidation or transfer if this Plan then terminated.

                                  ARTICLE XI
                                    TRUSTEE

11.1 Establishment of the Trust.

         (a) The Employer and the Trustee hereby agree to the establishment of a trust Consisting of such sums as will from time to time be paid to the Trustee under the Plan and such earnings, income and appreciation as may accrue thereon, which, less payments made by the Trustee to carry out the purposes of the Plan, are referred to herein as the Trust Fund. The Trustee will carry out the duties and responsibilities herein specified, but will be under no duty to determine whether the amount of any contributions by the Employer or any Participant is in accordance with the terms of the Plan nor will the Trustee be responsible for the collection of any contribution under the Plan.

         (b) The Trust Fund will be held, invested, reinvested, and administered by the Trustee in accordance with the terms of the Plan and this Agreement solely in the interest of Participants and their Beneficiaries and for the exclusive purpose of providing benefits to Participants and their Beneficiaries and defraying reasonable expenses of administering the Plan. Except as provided in Section 11.5, no assets of the Plan will inure to the benefit of the Employer.

         (c) The Trustee will pay benefits and expenses from the Trust Fund only upon the written direction of the Plan Administrator, the fiduciary named in the Plan as having the authority to control and manage the administration of the Plan. The Trustee will be fully entitled to rely on such directions furnished by the Plan Administrator, and will be under no duty to ascertain whether such directions are in accordance with the provisions of the Plan.

11.2 Investment of the Trust Fund.

         (a) The Employer will have the exclusive authority and discretion to select the individual investment funds available for investment in the Plan. In making such selection, the Employer will use the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. The Employer will insure that the available investments under the Plan are sufficiently diversified so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so.

         (b) The Trustee will invest all amounts allocated to the separate investment accounts of a Participant as directed by the Participant or Plan Administrator in accordance with procedures established by the Administrator, which directions will be timely furnished to the Trustee by the Plan Administrator. In making any investment of the assets of the Trust Fund, the Trustee will be fully entitled to rely on such directions furnished by the Plan Administrator and will be under no duty to make any inquiry or investigation with respect thereto. If the Trustee receives any contribution under the Plan that is not accompanied by proper instructions directing its investment, the Trustee will immediately notify the Plan Administrator of this fact, and the Trustee may, in its discretion, hold or return all or a portion of the contribution uninvested without liability for loss of income or appreciation pending receipt of proper investment directions. Otherwise, it is specifically intended under the Plan and this Agreement that the Trustee will have no discretionary authority to determine the investment of the assets of the Trust Fund.

11.3 Investment Powers and Duties of the Trustee.

         Subject to the provisions of Section 11.1 and 11.2, the Trustee will have the authority, in addition to any authority given by law, to exercise the following powers in the administration of the Trust:

         (a) to invest all or a part of the Trust Fund in investments available under the Plan in accordance with the investment directions furnished by the Plan Administrator without restriction to investments authorized for fiduciaries, including, without limitation on the amount that may be invested therein, any common, collective or commingled trust fund maintained by the Trustee. Any investment in, and any terms and conditions of, any such common, collective or commingled trust fund available only to Employee trusts which meet the requirements of the Code or subsequent income tax laws of the United States will constitute an integral part of this Agreement and the Plan;

         (b) to dispose of all or any part of the investments, securities or other property which may from time to time or at any time constitute the Trust Fund in accordance with the directions furnished by the Plan Administrator for the investment of Participant's separate accounts or the payment of benefits or expenses of the Plan, and to make, execute and deliver to the purchasers thereof good and sufficient deeds of conveyance thereby, and all assignments, transfers and other legal instruments, either necessary or convenient for passing the title and ownership thereto, free and discharged of all trusts and without liability on the part of such purchasers to see to the application of the purchased money;

         (c) to hold cash uninvested to the extent necessary to pay benefits or expenses of the Plan, without liability for interest thereon;

         (d) to cause, any investment of the Fund to be registered in the name of the Trustee or the name of its nominee or nominees or to retain such investment unregistered or in a form permitting transfer by delivery, provided that the books and records of the Trustee will at all times show that all such investments are part of the Fund;

         (e) upon the written direction of the Plan Administrator, to vote in person or in proxy with respect to all securities that are part of the Trust Fund, and generally to exercise any of the powers of an owner with respect to stocks, bonds, securities, or other property;

         (f) upon written direction of the Plan Administrator, to apply for, purchase, hold or transfer any life insurance, retirement income, endowment or annuity contract;

         (g) to consult and employ any suitable agent to act on behalf of the Trustee and to contract for legal, accounting, clerical and other services deemed necessary by the Trustee to manage and administer the Fund according to the terms of this Plan;

         (h) upon the written direction of the Plan Administrator, to make loans from the Fund to Participants in amounts and on terms approved by the Plan Administrator in accordance with the provisions of the Plan, provided that the Plan Administrator will have the sole responsibility for computing and collecting all loan repayments required to be made under the Plan;

         (i) to pay from the Trust Fund all taxes imposed or levied with respect to the Trust Fund or any part thereof under existing or future laws, and to contest the validity or amount of any tax, assessment, claim or demand with respect to the Fund or any part thereof;

         (j) to borrow or raise money for the purposes of the Plan in such amount, and upon such terms and conditions, as the Trustee will deem advisable, and for any sum so borrowed, to issue a promissory note as Trustee, and to secure the repayment thereof by pledging all, or any part of the Trust fund; and no person lending money to the Trustee will be bound to see to the application of the money being lent or to inquire into the validity, expediency, or propriety of any borrowing;

         (k) to settle, compromise, or submit to arbitration any claims, debts, or damages due or owing to or from the Plan, to commence or defend the Plan in suits or legal or administrative proceedings, and to represent the Plan in all suits and legal and administrative proceedings;

         (l) to make, execute, acknowledge, and deliver any and all documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate to carry out the powers herein granted; and

         (m) to do all such acts and, exercise all such rights and privileges, although not specifically mentioned herein, as the Trustee may deem necessary to carry out the purposes of the Plan.

         If there is more than one Trustee, they will Act by a majority of their number, but may authorize one or more of them to sign papers on their behalf.

11.4 Prohibition of Diversion.

         (a) Except as provided in (b) below, at no time shall any part of the corpus or income of the Trust Fund be used for, or diverted to, purposes other than for the exclusive benefit of Participants or their Beneficiaries, or for defraying reasonable expenses of administering the Plan.

         (b) Notwithstanding the above, contributions made by the Employer under the Plan will be returned to the Employer under the following conditions:

               (1) if a contribution is made by mistake of fact, such contribution will be returned to the Employer within one year of the payment of such contribution;

               (2) contributions to the Plan are specifically conditioned upon their deductibility under the Code. To the extent a deduction is disallowed for any such contribution, it will be returned to the Employer within one year after the disallowance of the deduction. Contributions which are not deductible in the taxable year in which made but are deductible in subsequent taxable years will not be considered to be disallowed for purposes of this subsection; and

               (3) contributions to the Plan are specifically conditioned on initial and continued qualification of the Plan under the Code. If the Plan is determined to be disqualified, contributions made in respect to any period subsequent to the effective date of such disqualification will be returned to the Employer within one year after the date of denial of qualification.

11.5 Trustee's Compensation.

         If approved by the Plan Administrator, the Trustee will be entitled to reimbursement for all direct expenses properly and actually incurred on behalf of the Plan, which expenses will be paid out of the Trust Fund unless paid directly by the Employer.

11.6 Resignation and Removal of Trustee.

         (a) The Trustee may resign at any time by written notice to the Employer, which will be effective 30 days after the delivery of written notification to the Employer, unless otherwise agreed upon in writing.

         (b) The Trustee may be removed by the Employer at any time upon 30 days written notice to the Trustee.

         (c) The appointment of a successor Trustee hereunder shall be accomplished by and will take effect upon the delivery to the resigning or removed Trustee, as the case may be, of written notice of the Employer appointing such successor Trustee, and an acceptance in writing of the office of successor Trustee hereunder executed by the successor so appointed.

         Any successor Trustee may be either a corporation authorized and empowered to exercise trust powers or one or more individuals. All of the provisions set forth herein with respect to the Trustee will relate to each successor Trustee so appointed with the same force and effect as if such successor Trustee had been originally named herein as the Trustee.

         (d) Upon the appointment of a successor Trustee, the resigning or removed Trustee will transfer and deliver the Trust Fund to such successor Trustee, after reserving such reasonable amount as it will deem necessary to provide for its expenses chargeable against the Fund for which it may be liable. If the sums so reserved are not sufficient for such purposes, the resigning or removed Trustee will be entitled to reimbursement for any deficiency from the successor Trustee and the Employer who shall be jointly and severally liable therefor.

11.7 Transfer of Interest.

           Notwithstanding any other provision contained in this Plan, the Trustee, at the direction of the Administrator, will transfer the interest, if any, of such Participant in his account to another trust forming part of a pension, profit sharing or stock bonus plan maintained by such Participant's new employer and represented by said employer in writing as meeting the requirement of Code section 401(a), provided that the trust to which such transfers are made permits the transfer to be made.

         Notwithstanding the above, with respect to distributions made after December 31, 1992, if the distributee of any "eligible rollover distribution" (as defined in Code Section 401(f)(2)(A)): (1) elects to have such distribution paid directly to an "eligible retirement plan," and (2) specifies the "eligible retirement plan" to which such distribution is to be paid (in such form as a direct Trustee-to-trustee transfer to the specified eligible retirement plan). Moreover, the amount subject to the direct Trustee-to-trustee transfer will be limited to the amount of the distribution that would be includible in gross income if not transferred in accordance with the preceding (determined without regard to Code sections 402(c) and 403(a)(4)).

         For purposes of this section, the term "eligible retirement plan" has the meaning given such term by Code section 402(c)(8)(B), except that a qualified trust will be considered an eligible retirement plan only if it is a defined contribution plan, the terms of which permit the acceptance of rollover distributions.

11.8 Compliance with ERISA Section 404(c).

         (a) This Plan is intended to provide an opportunity for a Participant or beneficiary (including an alternate payee) to exercise control over the assets in his individual account and to choose from a broad range of diversified investment alternatives the manner in which all or some of the assets in his account are invested. To the extent that any provision under this Plan governing the power of a Participant (or beneficiary) to control the investment of an account is contrary to the provisions of this Section 11.8, it is rescinded.

         (b) Participants may, at any time, subject to any procedures established by the Administrator (the Participant Direction Procedures), direct the Trustee or the Funding Agent appointed by the Trustee, to invest all of their accounts in specific assets, specific funds or other investments permitted under the Plan or transfer such account balances, in whole or in part, at any time by notifying the Trustee or the Funding Agent, among such investments as permitted under the Plan. Such allocations and transfers may be made in any integral percentage from 0% to 100%. That portion of the interest of any Participant so directing will thereupon be considered a Participant's Directed Account.

         Notwithstanding anything herein to the contrary, effective as of October 12, 1999, no new contributions may be invested in the Rite Aid Corporation Stock Fund. Participants may transfer any amounts in their Accounts which were allocated to the Rite Aid Corporation Stock Fund before October 12, 1999 to any other Plan investments as permitted under the Plan and the Participant Direction Procedures.

         (c) The investment results shall be allocated to the Participant's accounts based upon earnings and losses on the Participant's share in such investment fund or funds.

         (d) The Plan fiduciary responsible for the prudent selection of investment vehicles offered to Participants and for the proper monitoring of the performance of those vehicles shall continue to bear such responsibilities. The fiduciary appointed under the terms of the Plan to select investment vehicles shall provide for at least three core investment alternatives that together meet the regulatory requirements for a broad range of investment alternatives. Such investments shall offer the Participant or beneficiary a reasonable opportunity to: (1) materially affect both the potential return on the assets subject to his control and the degree of risk to which those assets are subject; (2) diversify his investment so as to minimize the risk of large losses, considering the nature of the Plan and the size of Participants' account; and (3) choose from at least three diversified categories of investments. Each such investment shall be diversified and shall have materially different risk and return characteristics from the other core alternatives. Together such investments shall permit the Participant to design a portfolio with appropriate risk and return characteristics for the Participant's financial and personal circumstances. Further, such investments when taken together shall tend to minimize through diversification the overall risk at any given level of respected return.

         (e) The Trustee shall be obligated to comply with Participant investment instructions except in the following limited circumstances:

               (1) Implementation of the investment instructions by participants and beneficiaries would result in a prohibited transaction described in ERISA section 406 or section 4975 of the Code.

               (2) Implementation of the investment instruction would generate income that would be taxable to the plan.

               (3) Implementation of the investment instruction:

                      (i) Would not be in accordance with the documents and instruments governing the plan insofar as such documents and instruments are consistent with the provisions of Title I of ERISA;

                      (ii) Would cause a fiduciary to maintain the indicia of ownership of any assets of the plan outside the jurisdiction of the district courts of the United States other than as permitted by section 404(b) of ERISA and the regulations thereunder;

                      (iii) Would jeopardize the plan's tax qualified status under the Code;

                      (iv) Could result in a loss in excess of a participant's or beneficiary's account balance; or

                      (v) Would result in a direct or indirect: (a) Sale, exchange, or lease of property between a plan sponsor or any affiliate of the sponsor and the plan except for the acquisition or disposition of any interest in a fund, subfund or portfolio managed by a plan sponsor or an affiliate of the sponsor, or the purchase or sale of any qualifying employer security (as defined in section 407(d)(5) of ERISA) which meets the condition of section 408(e) of ERISA and item (d) of this paragraph (v); (b) Loan to a plan sponsor or any affiliate of the sponsor; (c) Acquisition or sale of any employer real property (as defined in section 407(d)(2) of ERISA); or (d) Acquisition or sale of any employer security except to the extent that:

                  o such securities are qualifying employer securities (as defined in section 407(d)(5) of ERISA);

                  o such securities are publicly traded on a national exchange or other generally recognized market;

                  o such securities are traded with sufficient frequency and in sufficient volume to assure that participant and beneficiary directions to buy or sell the security may be acted upon promptly and efficiently;

                  o information provided to shareholders of such securities is provided to participants and beneficiaries with accounts holding such securities;

                  o voting, tender and similar rights with respect to such securities are passed through to participants and beneficiaries with accounts holding such securities;

                  o information relating to the purchase, holding, and sale of securities, and the exercise of voting, tender and similar rights with respect to such securities by participants and beneficiaries, is maintained in accordance with procedures which are designed to safeguard the confidentiality of such information ("Confidentiality Procedures"), except to the extent necessary to comply with Federal laws or state laws not preempted by ERISA; and

                  o the Employer designates a fiduciary who is responsible for ensuring that: the Confidentiality Procedures are sufficient to safeguard the confidentiality of the information described in the preceding subparagraph, such procedures are being followed, and an independent fiduciary is appointed to carry out activities relating to any situations which the fiduciary designated by the Employer determines involve a potential for undue employer influence upon Participants and Beneficiaries with regard to the direct or indirect exercise of shareholder rights.

         (f) As of each valuation date, all Participant Directed Accounts shall be charged or credited with the net earnings, gains, losses and expenses as well as any appreciation or depreciation in the market value using publicly listed fair market values when available or appropriate.

               (1) To the extent that the assets in a Participant's Directed Account are accounted for as pooled assets or investments, the allocation of earnings, gains and losses of each Participant's Directed Account shall be based upon the total amount of funds so invested, in a manner proportionate to the Participant's share of such pooled investment.

               (2) To the extent that the assets in the Participant's Directed Account are accounted for as segregated assets, the allocation of earnings, gains and losses from such assets shall be made on a separate and distinct basis.

         (g) The Administrator shall provide an explanation of the circumstances under which Participants and their Beneficiaries may give investment instructions, which may include the following:

               (1) the conveyance of instructions by the Participants and their Beneficiaries to invest Participant Directed Accounts in Directed Investments;

               (2) the name, address and phone number of the fiduciary (and, if applicable, the person or persons designated by the fiduciary to act on its behalf) responsible for providing information to the Participant or a Beneficiary upon request relating to the investments in Directed Investments;

               (3) applicable restrictions on transfers to and from any Designated Investment Alternative;

               (4) a description of any transaction fees and expenses which affect the balances in Participant Directed Accounts in connection with the purchase or sale of Directed Investments; and

               (5) general procedures for the dissemination of investment and other information relating to the Designated Investment Alternatives as deemed necessary or appropriate, including but not limited to a description of the following:

                      (i) the investment vehicles available under the Plan, including specific information regarding any Designated Investment Alternative;

                      (ii) any designated Investment Managers; and (iii) a description of the additional information which may be obtained upon request from the fiduciary designated to provide such information.

         (h) Any information regarding investments available under the Plan, to the extent not described in any Participant Direction Procedures, may be provided to the Participant in one or more written documents.

         (i) Consistent with ERISA Section 404(c), the following shall apply with respect to the investment by Participants and Beneficiaries in Employer securities:

               (1) Information provided to shareholders of such Employer securities shall be provided to Participants and Beneficiaries with accounts holding such securities.

               (2) Voting, tender and similar rights with respect to Employer securities shall be passed through to Participants and Beneficiaries with accounts holding such securities. The Trustee shall vote or tender or take other similar action with respect to such shares solely in accordance with written instructions furnished to it by each Participant or Beneficiary. Shares, including fractional shares, for which instructions are not received by the Trustee shall not be voted or tendered.

               (3) Information relating to the purchase, holding, and sale of Employer securities, and the exercise of voting, tender and similar rights with respect to such securities, by Participants and Beneficiaries, shall be maintained in accordance with procedures which are designed to safeguard the confidentiality of such information, except to the extent necessary to comply with Federal laws or state laws not preempted by ERISA.

               (4) The Employer shall be the fiduciary who is responsible for
(i) ensuring that any procedures used are sufficient to safeguard the confidentiality of the information described in paragraph 3, (ii) such procedures are being followed, and (iii) the independent fiduciary required by paragraph (5), below, is appointed when necessary.

               (5) An independent fiduciary shall be appointed to carry out activities relating to any situations which the fiduciary designated in accordance with paragraph 4, above, determines involve a potential for undue Employer influence upon Participants and Beneficiaries with regard to the direct or indirect exercise of shareholder rights.

         (j) Any voting, tender or similar rights which are incidental to an ownership interest in any investment offered under the Plan (other than Rite Aid Corporation common stock) shall not be passed through to Participants holding an ownership interest in such investment.

                                EXECUTION PAGE



         on this 21st day of December, 2001.


                                                 RITE AID CORPORATION


                                                 By /s/ Keith W. Lovett
                                                    ___________________________
                                                    Senior Vice President


         IN WITNESS WHEREOF, this Plan has been signed by the below named individual, duly appointed by Rite Aid Corporation to act as Plan Trustee, on this 20th day of December, 2001.



                                                 /s/ Richard Varmecky
                                                 __________________________
                                                 Richard Varmecky, as TRUSTEE